EXHIBIT 2


                                     Page 8





                            STOCK PURCHASE AGREEMENT


         Stock Purchase Agreement (this "Agreement"), dated as of August 30, 1996, by and among: (i) Darling International Inc., a Delaware corporation ("Buyer"), (ii) International Processing Corporation, a Georgia corporation ("IPC"), (iii) International Transportation Service, Inc., a Delaware corporation ("ITSI"), and (iv) all of the stockholders of IPC and ITSI, whose names and number of shares of IPC and ITSI common stock owned are listed on Exhibit A hereto (each individually a "Seller" and collectively the "Sellers").

                                 R E C I T A L S

         A. Each Seller owns the shares of Common Stock of IPC and ITSI (the "Shares") set forth opposite such Seller's name on Exhibit A hereto.

         B. Each Seller wishes to sell the Shares owned by such Seller to the Buyer and the Buyer wishes to purchase such Shares from each Seller, upon the terms and conditions set forth herein.

         C. IPC, together with ITSI and Food By-Product Recycling, Inc., an Illinois corporation and a directly wholly owned subsidiary of ITSI ("FBR") (collectively, the "Companies"), is engaged in the businesses of (i) processing by-products collected from bakeries, pasta manufacturers, confectioners, snack food producers and others into animal feed and (ii) processing grease (the "Acquired Business").

         Exhibit B contains a list of all defined words, including those not otherwise defined in the text of this Agreement, the initial letter of which is capitalized.

         NOW, THEREFORE, in consideration of the mutual promises and agreements of the parties herein contained, the parties hereby agree as follows:

     1.  SALE AND PURCHASE OF SHARES.

         Subject to the terms and conditions set forth in this Agreement, on the "Closing Date" (as defined in Section 6.1), each Seller will sell, transfer and convey the Shares set forth opposite such Seller's name on Exhibit A hereto to the Buyer, free and clear of all Liens, and the Buyer will purchase such Shares from each Seller.

     2. PURCHASE PRICE AND PURCHASE PRICE ALLOCATIONS; IRC CODE ss.338(H)(10); PAYMENT OF CERTAIN OBLIGATIONS; COMPANIES' INTERIM PRE-TAX EARNINGS

     2.1 Purchase Price. The purchase price for the Shares (the "Purchase Price") shall be $30,000,000. The Purchase Price shall be paid on the Closing Date by transferring (i) $2,500,000 to the Escrow Account established pursuant to the Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement") and (ii) the remaining $27,500,000 of the Purchase Price either to the Sellers specified on Exhibit A in the amounts set forth thereon or to an account (the "Sellers' Bank Account") designated by Harold Oelbaum (the "Class A Representative") and James B. Stevens (the "Class B Representative" and, together with the Class A Representative, the "Sellers' Representatives"), it being understood that the Sellers' Representatives will make payments to the Sellers specified on Exhibit A from the Sellers' Bank Account. All amounts shall be payable by wire transfer of immediately available funds.

       2.2    CODE SS.338(H)(10)  ELECTION;  ALLOCATION OF PURCHASE PRICE

     2.2.1 (a) The Sellers shall join with the Buyer in making an election under
Section 338(h)(10) of the Code (and subject to the following sentence, under any corresponding state and local Tax law) (collectively a "Section 338(h)(10) Election") with respect to the purchase of the Shares of IPC.

          (b) Not later than 90 days after the Closing Date, the Buyer and the Sellers shall use their best efforts to agree in writing to an allocation of the consideration paid for the Shares, first, between the Shares of IPC and the Shares of ITSI, and then (together with other items allocable to assets under applicable Treasury Regulations) among the assets of IPC in accordance with
Section 338(h)(10) and the Treasury Regulations thereunder, in each case based upon the principles specified in Exhibit D. The Sellers, the Buyer and IPC shall file all elections, statements, Tax returns and information reports and other documents and take such other actions consistent with or necessary to effect and preserve the Section 338(h)(10) Election.

      2.3      Companies' Indebtedness

      2.3.1 Attached as Exhibit E is a list of all existing indebtedness of the Companies (the "Companies' Indebtedness").

      2.3.2 At the Closing (i) the Companies will pay, with the Buyer supplying the Companies with sufficient funds to enable the Companies to pay, the Companies' Indebtedness, including without limitation the indebtedness owed by the Companies to the Sellers, Stanley B. Kane, Daniel Kane and Kane-Miller Corp. as listed on Part I of Exhibit E hereto, but excluding the Companies' Indebtedness listed on Part II of Exhibit E, and (ii) will execute and deliver to Kane-Miller Corp. an indemnification agreement pursuant to which the Buyer will indemnify Kane-Miller Corp. with respect to Kane-Miller Corp.'s guaranties of IPC's leases in Carteret, New Jersey and Kansas City, Kansas.

     2.3.3 Without the Buyer's prior written consent, the Companies will not incur indebtedness in addition to (i) the Companies' Indebtedness and (ii) trade payables and other short term liabilities incurred in the ordinary course of business.

     2.4 Distributions of the Companies' Combined Interim Pre-Tax Earnings; Closing Balance Sheet. (a) The Sellers shall be entitled to receive distributions from IPC in an aggregate amount equal to 50% of the Companies' Combined Interim Pre-Tax Earnings. Prior to Closing Sellers shall receive from IPC a distribution equal to 50% of the combined net income of the Companies for the seven month period ended July 31, 1996, as shown in the Financial Statements referred to in Section 5.1.4. As soon as practicable after final determination, in accordance with Section 2.4(b), of the Companies' Combined Interim Pre-Tax Earnings, (i) the Sellers shall receive from the Companies a distribution equal to 50% of the Companies' Combined Interim Pre-Tax Earnings minus any amounts previously distributed to Sellers with respect thereto (it being understood that $400,000 distributed by IPC to the Sellers in 1996 is attributable to fiscal 1995 earnings of IPC) or (ii) if the amounts previously distributed to Sellers with respect thereto exceed 50% of the Companies' Combined Interim Pre-Tax Earnings, the Sellers shall promptly pay the Companies an amount equal to such excess.

                  (b) The Buyer shall cause to be prepared and delivered to the Sellers' Representatives, within 45 days following the Closing, the unaudited balance sheet of the Companies as of the Closing Date (the "Closing Balance Sheet"), in conformity with generally accepted accounting principles applied on a basis consistent with the 1995 Audited Financial Statements, and a calculation of the Companies' Combined Interim Pre-Tax Earnings. In connection with the calculation of the Closing Balance Sheet and the Companies' Combined Interim Pre-Tax Earnings, the Sellers' Representatives and their accountants shall be permitted to review all work papers, books and records associated with such preparation and calculation and to discuss the foregoing with officers and the accountants of the Buyer. The Sellers and the Sellers' Representatives shall keep confidential any information relating to the post-closing operations of the Buyer and the Companies to which the Sellers' Representatives may receive access in connection with the foregoing. The Sellers' Representatives shall advise the Buyer, within 30 days following the delivery by the Buyer to the Sellers' Representatives of the Closing Balance Sheet and calculation of the Companies' Combined Interim Pre-Tax Earnings, whether the Sellers dispute the Closing Balance Sheet or calculation of the Companies' Combined Interim Pre-Tax Earnings. In the event of any dispute under this Section 2.4(b), the parties shall seek to resolve such dispute between themselves during the 30-day period following the date on which the Sellers' Representatives shall have advised the Buyer of such dispute. In the event the parties are unable to resolve such dispute within such 30-day period, such dispute shall be referred to a "big six" accounting firm mutually selected by the Sellers' Representatives and the Buyer (or if the parties shall fail to agree on such selection, such accounting firm shall be selected by lot (which lot shall exclude Deloitte & Touche LLP and KPMG Peat Marwick)), which accounting firm shall be requested to seek to resolve such dispute within 30 days after such dispute is referred to them. The determination of such dispute by such accounting firm shall be final and binding on the parties. The fees and expenses of such accounting firm in resolving such dispute shall be borne 50% by the Sellers and 50% by the Buyer.

         3.    REPRESENTATIONS AND WARRANTIES

       3.1 Representations and Warranties of the Companies and the Sellers. The Companies and the Sellers represent and warrant to the Buyer as follows, and acknowledge and confirm that the Buyer is relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.

           3.1.1 Organization and Good Standing. Each of the Companies (i) is a corporation duly organized, validly existing and in good standing under the laws of their respective states of incorporation, (ii) is duly qualified to conduct business as a foreign corporation in each jurisdiction where the nature of the business conducted by it or the ownership of its property and assets requires that it be so qualified where the failure to be so qualified might result in the imposition upon it, of any material penalty, liability, payment or obligation or might have a material adverse effect upon the business, financial condition, results of operations or operations of the Companies, (iii) has the corporate power and authority to own, lease or operate its properties and to carry on its business as now conducted and (iv) has heretofore delivered to the Buyer or its counsel complete and correct copies of its certificate or articles of incorporation and by-laws, as amended and in effect on the date hereof.

     3.1.2 Consents, Authorizations, Binding Effect, Etc. The Companies and the Sellers may execute, deliver and perform this Agreement without the necessity of the Companies or the Sellers obtaining any consent, approval, authorization or waiver, giving any notice, making any filings or disclosures or otherwise, except for notifications required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"). The Sellers and the Companies have obtained, or shall have obtained prior to Closing, from the New Jersey Department of Environmental Protection a "Letter of Non-Applicability" stating that the Companies and the facilities owned or leased by the Companies in the State of New Jersey, and the transactions under this Agreement, are not subject to the New Jersey Industrial Site Recovery Act, as amended, and the rules and regulations promulgated thereunder ("ISRA"). Except as described on Schedule
3.1.2 hereto, no consent, approval, authorization or waiver and no giving of any notice, making of any filings or disclosures or otherwise in connection with the execution, delivery or performance of this Agreement is necessary to assure to the Acquired Business the continuance of its relationships with its present customers or suppliers or the continued entitlement by the Buyer and the Acquired Business to the benefits of the contracts (including without limitation, leases, agreements, instruments, licenses, permits, commitments, orders and quotations) of the Acquired Business. This Agreement has been duly authorized, executed and delivered by the Companies and the Sellers, and this Agreement constitutes the legal, valid and binding obligation of the Companies and the Sellers, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Companies and the Sellers will not:

                           (1) constitute a violation of the certificate or articles of incorporation or the by-laws, as amended, of any of the Companies;

                           (2) except as described on Schedule 3.1.2 hereto, conflict with, result in the breach of, constitute a default or result in the acceleration of any liability or obligation under any contract, lease, agreement, instrument, license, commitment, order or quotation to which any of the Companies or the Sellers are parties or bound,

                           (3) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to any of the Companies or the Sellers or their respective assets or businesses; or

                           (4) result in the creation of any Lien upon any of the assets of the Companies or the Sellers or the Acquired Business.


     3.1.3 Minute Books. The Sellers have heretofore made available to the Buyer all of the minute books of each of the Companies, and such minute books reflect in all material respects the corporate actions of the Board of Directors and the shareholders of the Companies since December 1993.

     3.1.4 Financial Statements and Financial Condition. (a) Each of the Companies has maintained its books of account in accordance with generally accepted accounting principles consistently applied, and such books and records
(i) are and, during the periods covered by the Financial Statements, were correct and complete in all material respects, fairly and accurately reflect or reflected the income, expenses, assets and liabilities of the Companies and the Acquired Business, including the nature thereof and the transactions giving rise thereto, and (ii) provide or provided a fair and accurate basis for the preparation of the Financial Statements. Without limiting the generality of the foregoing, the assets, liabilities, and financial condition of the Companies and the Acquired Business are fairly described and properly recorded in all material respects in the financial and accounting records of the Companies and the Acquired Business underlying the Financial Statements.

     The following audited and unaudited financial statements of the Companies are attached as Schedule 3.1.4 hereto:

                           (1) the combined audited balance sheet (the "1995 Audited Balance Sheet") of the Companies as of December 31, 1995, and the related combined audited statements of income and of cash flows for the fiscal year ended on such date (together with related notes and schedules) (the 1995 Audited Balance Sheet and related statements being herein together referred to as the "1995 Audited Financial Statements"); and

                           (2) the audited combined balance sheets of the Companies as of December 25, 1994 and the related audited combined statements of income and of cash flows for the fiscal year ended on such date (together with related notes and schedules);

                           (3) the unaudited combined balance sheet (the "Interim Balance Sheet") of the Companies as of June 30, 1996, and the related unaudited combined statements of income and of cash flows for the six months ended on such date (the Interim Balance Sheet and related statements being herein together referred to as the "Interim Financial Statements").

The financial statements described above, together with the financial statements delivered pursuant to Section 5.1.4 hereof, are hereinafter together referred to as the "Financial Statements".

                  (b) The Financial Statements have been prepared in conformity with generally accepted accounting principles consistently applied, are correct and complete in all material respects and present fairly the consolidated financial position of the Companies as of the dates of such statements and the results of operations of the Companies for the periods covered by such statements, subject in the case of the Interim Financial Statements and the financial statements delivered pursuant to Section 5.1.4 hereof to normal year-end recurring adjustments and the absence of notes and schedules thereto.

                  (c) Each of the Companies has, and on the Closing Date the Companies will have, no liabilities or obligations (absolute, contingent or otherwise) of a nature required by generally accepted accounting principles applied on a basis consistent with the 1995 Audited Financial Statements to be reflected in audited financial statements, other than

             (i) those set forth or reserved against in the Interim Balance Sheet or in the notes to the 1995 Audited Financial Statements, and

             (ii) those incurred since the date of the Interim Balance Sheet in the ordinary course of business in arms' length transactions, and which do not have and cannot reasonably be expected to have, in the aggregate, an adverse effect on the Companies.

                  The Financial Statements do not include or reflect any assets, liabilities, equity, results of operations or cash flows of any person, corporation, partnership or other business other than the Companies.

     3.1.5 Title and Condition of Assets. This Section 3.1.5 does not apply to environmental matters, including without limitation Environmental Conditions. Each of the Companies has good and marketable title to the real property (in fee simple), and have good and unencumbered title to interests (including without limitation leasehold interests) in real property and tangible personal property, of the Companies, free and clear of liens, encumbrances, leases, easements, covenants, licenses, defects of title, claims of third parties, charges, security interests, mortgages, pledges, equities, restrictions, agreements and rights of others of every nature whatsoever (hereinafter collectively referred to as "Liens"), other than Liens described on Schedule 3.1.5 hereto. To the best knowledge of the Sellers (and, with respect to leased property, to Sellers' actual knowledge, without investigation), no improvement or structure on any real property owned or leased by the Companies encroaches on any adjacent property or conflicts with the rights of any owner thereof, and no improvement or structure on any property owned or leased by any other person encroaches on any property owned or leased by the Companies.

                  The improvements, fixtures and appurtenances on or to the real property owned or leased by the Companies, and the tangible assets of the Companies, taken as a whole, are sufficient to operate the Companies and the Acquired Business in the ordinary course, except as described on Schedule 3.1.5 hereto, subject to the need to effect ordinary course repairs which, until effected, will not materially adversely affect the Companies or the Acquired Business, or the financial condition, results of operations or operations thereof, or require any material cost to effect.

                  Except as described on Schedule 3.1.5 hereto, all of the properties and assets used by the Companies in the Acquired Business and the operations thereof are owned or leased by the Companies and none of the Sellers or any affiliates thereof, have any interest in such properties and assets. The Acquired Business is not conducted under any specific restriction imposed upon the Companies or the Acquired Business (but not imposed upon other persons conducting similar businesses or operating similar assets for similar purposes in the localities where its business and assets are located) by any zoning, anti-pollution, health or other law, ordinance or regulation.

                  Except as described on Schedule 3.1.5 hereto, none of the assets owned or leased by any of the Companies have been affected by any fire, accident, act of God or any other casualty that materially adversely impairs the Companies or the Acquired Business, or the financial condition, results of operations or operations thereof.

         Schedule 3.1.5 hereto includes a complete and correct list of all real property and all interests in real property (including without limitation leases of real property), showing also the present use of such real property. Schedule
3.1.5 hereto includes a complete and correct list of all material tangible personal property in the nature of machinery and equipment owned, operated or leased by the Companies and used in connection with the Acquired Business. Since December 1993, the Companies have not owned, used, operated or leased any real properties other than the properties listed on Schedule 3.1.5 hereto.

      3.1.6 Inventories. The inventories of the Companies are merchantable and have been valued at the lower of cost or market in accordance with generally accepted accounting principles applied on a consistent basis. To the best knowledge of the Sellers, none of the Companies is under any liability or obligation with respect to the return of inventory shipped at any time prior to the Closing Date.

      3.1.7 Receivables. The trade accounts and other receivables of the Companies, are bona fide receivables, arose out of arms-length transactions, are recorded correctly on the applicable books and records of the Companies and, except as set forth on Schedule 3.1.7 hereto, are collectible within 180 days after the Closing Date in an amount equal to the aggregate face amount of such receivables, less the amount of any reserves against such receivables which are reflected in the Closing Balance Sheet; provided that, with respect to such receivables taken into income for purposes of calculating the Companies' Combined Interim Pre-Tax Earnings, only 50% of the amount of such receivables not so collectible shall be reimbursed to the Buyer by the Sellers, and provided further that, with respect to any receivables payments received by the Companies from a given account debtor, and only to the extent that such debtor shall not have designated a receivable to which such payments apply, such payments shall be applied first to receivables from such account debtor existing at the Closing before being applied to receivables from the same debtor arising after the Closing (and the Sellers' Representatives shall be provided with such documentation as they reasonably may request with respect to such application). If the Sellers shall have paid to Buyer any amount with respect to a receivable for breach of the representation as to collectibility set forth in the first sentence of this Section 3.1.7 and the Companies thereafter shall have collected any amount with respect to the same receivable prior to the first anniversary of this Agreement such that the amount so paid by Sellers and collected by the Company respecting such receivable exceed the face amount of such receivable, the Buyer shall refund or cause the Companies to refund to Sellers the amount of such excess. Except for those described on Schedule 3.1.7 hereto, to the best knowledge of the Sellers, such trade accounts and other receivables are not subject to any counterclaim or set-off, and no basis presently exists for the assertion of any counterclaim or set-off (or the repayment of any receivables or payments heretofore received by the Companies).

      3.1.8 Insurance. Schedule 3.1.8 hereto contains a list of all policies of insurance maintained by the Companies, including insurance providing benefits for employees, in effect on the date hereof and generally describing the coverage thereby and indicating policies maintained by Kane-Miller Corp. for the benefit of the Companies. Except as described on Schedule 3.1.8 hereto, there are no claims pending or, to the best knowledge of the Sellers, threatened under said policies or disputes with underwriters, and all premiums due and payable have been paid and all such policies are in full force and effect in accordance with their respective terms; and the Sellers make no representation under this sentence with respect to premiums becoming due and payable after the date hereof under retrospective policies. Except for amounts deductible under policies of insurance and/or as described on Schedule 3.1.8 hereto, none of the Companies has at any time been subject to any liability as a self-insurer of the business and assets of the Companies.

      3.1.9  Litigation and Compliance; Environmental Matters.

                  (a) Except as described on Schedule 3.1.9 hereto, there are no actions, suits, claims or proceedings, whether in equity or at law, pending or, to the best knowledge of the Sellers, threatened, and there are no governmental or administrative investigations pending or, to the best knowledge of the Sellers, threatened, against the Companies or which question or challenge the validity of this Agreement or any action taken or to be taken pursuant to this Agreement, or, pending or, to the best knowledge of the Sellers, threatened against any asset or property of others leased or used by the Companies.

                  (b) Except as described on Schedule 3.1.9 hereto, each of the Companies is in, and has conducted its operations in compliance with, and is not in default or violation in any respect under, and has not conducted its operations in violation in any respect of, any law (excluding, however, Environmental Laws), rule, regulation, decree or order applicable to it where the failure to be in compliance or such default or violation might result in the imposition upon the Companies, the Acquired Business or the Buyer of any material penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a material adverse effect upon the Companies, the Acquired Business or the Buyer (or their successors and assigns), or the business, financial condition, results of operations or operations thereof. With respect to Environmental Laws, to the best knowledge of Sellers, except as described on Schedule 3.1.9 hereto, none of the Companies is in violation of any Environmental Law, where such violation might result in the imposition of any material penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a material adverse effect upon the Companies, the Acquired Business or the Buyer (or their successors and assigns), or the business, financial condition, results of operations or operations thereof.

                  (c) Neither the Companies nor any of the assets of the Companies is subject to any judgment, order, decree, settlement or consent agreement entered in any lawsuit or proceeding specifically against any of the Companies or to which any of the Companies is a party, which might continue to affect any of the Companies, the Acquired Business or the Buyer, or the business, financial condition, results of operations or operations thereof.

                  (d) Except as described on Schedule 3.1.9 hereto, each of the Companies has duly filed all reports and returns required (other than by Environmental Laws) to be filed by it with governmental authorities and has obtained all governmental permits and licenses and other governmental consents which are required (other than by Environmental Laws) in connection with the Acquired Business and the operations thereof, where the failure to file such reports and returns or the failure to obtain such permits, licenses or consents (individually or in the aggregate) might result in the imposition upon any of the Companies, the Acquired Business or the Buyer of any penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a material adverse effect upon any of the Companies, the Acquired Business or the Buyer, or the business, financial condition, results of operations or operations thereof. Except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, each of the Companies has duly filed all reports and returns required by Environmental Laws to be filed by it with governmental authorities and has obtained all governmental permits and licenses and other governmental consents which are required by Environmental Laws in connection with the Acquired Business and the operations thereof, where the failure to obtain such permits, licenses or consents (individually or in the aggregate) might result in the imposition upon any of the Companies, the Acquired Business or the Buyer of any penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a material adverse effect upon any of the Companies, the Acquired Business or the Buyer, or the business, financial condition, results of operations or operations thereof. All permits, licenses and consents held by the Companies are set forth on Schedule 3.1.9 hereof. Except as described on Schedule 3.1.9 hereto, all of such permits, licenses and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best knowledge of the Sellers, threatened.

                  (e) Except as described on Schedule 3.1.9 hereto, no notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the best knowledge of the Sellers, no investigation or review is pending or threatened by any governmental or other entity (a) with respect to any alleged violation of any Environmental Laws by the Companies, any subsidiaries or the Acquired Business or (b) with respect to any alleged failure by the Companies to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business; or (c) with respect to any use, possession, generation, handling, labeling, treatment, storage, recycling, transportation or disposal (collectively "Management") of any Hazardous Substance by or on behalf of the Companies or the Acquired Business.

                  (f) Except as described on Schedule 3.1.9 hereto, neither the Sellers nor any of the Companies or any subsidiaries has received any request for information, notice of claim, demand or notification that any of the Companies or any subsidiaries is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

                  (g) Except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, none of the Companies has used, generated, treated, stored for more than 90 days, recycled or disposed of any Hazardous Substances on any Covered Property, nor, to the best knowledge of the Sellers, has anyone else treated, stored for more than 90 days, recycled or disposed of any Hazardous Substances on any Covered Property.

                  (h) Except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, no polychlorinated biphenyls ("PCBs") or friable asbestos-containing materials are or, to the best knowledge of the Sellers, have been present at any Covered Property, nor are there any underground storage tanks, active or abandoned, at any Covered Property owned or operated by the Companies or in connection with the Acquired Business.

                  (i) To the best knowledge of the Sellers, no Hazardous Substance generated by any of the Companies or in connection with the Acquired Business has been recycled, treated, stored, disposed of or transported by any entity other than those listed on Schedule 3.1.9 hereto.

                  (j) Except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, no Hazardous Substance managed by or on behalf of either of the Companies or in connection with the Acquired Business has come to be located at any site which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, ("CERCLA"), the Comprehensive Environmental Response Compensation and Liability Information System ("CERCLIS") or on any similar state list, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Companies, the Acquired Business or the Buyer for clean-up costs, remedial work, damages to natural resources or for personal injury or property damage claims, including, but not limited to, claims under CERCLA.

                  (k) Except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, no Hazardous Substance has been released, spilled, leaked, discharged, disposed of, pumped, poured, emitted, emptied, injected, leached, dumped or allowed to escape ("Released") originating at, on, about, under or from any Covered Property.

                  (l) Except as described on Schedule 3.1.9 hereto, no oral or written notification of a Release or threat of Release of a Hazardous Substance has been filed by or on behalf of the Companies on any Covered Property. No such Property is listed or, to the best knowledge of Sellers, proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  (m) Except as described on Schedule 3.1.9 hereto, to the best knowledge of Sellers, there are no actions on any Covered Properties and no government actions have been taken or are in process or pending specifically against any of the Companies which could subject any of such Properties to such Liens.

                  (n) Except as listed in Schedule 3.1.9 hereto and heretofore provided to the Buyer, there have been no environmental inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of any of the Companies or in their possession or control on any
Covered Property or the Acquired Business, specifically excluding any inspections, investigations, studies, audits, tests, reviews or other analyses conducted by or on behalf of the Buyer on any Covered Property or the Acquired Business.

                  (o) Without limiting the generality of the foregoing, except as described on Schedule 3.1.9 hereto, to the best knowledge of the Sellers, there exists no Environmental Condition affecting or with respect to any of the Companies or the Acquired Business, or any Covered Property, including without limitation any of the foregoing (individually or in the aggregate) which might result in the imposition upon any of the Companies, the Acquired Business or the Buyer (or their successors and assigns) of any Penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or which might have a material adverse effect upon any of the Companies, the Acquired Business or the Buyer, or the business, financial condition, results of operations or operations thereof.

                  (p) For all purposes of this Agreement as it relates to knowledge of any environmental matter, including but not limited to any Environmental Condition, any reference to "to the best knowledge of the Sellers" when modifying any representation and warranty of the Sellers shall mean that the Sellers have no actual knowledge that such representation or warranty is not true and correct, after reasonable inquiry (which Sellers agree to make) of officers of the Companies, the Companies' environmental engineers (including without limitation Michael Desmelik), plant managers at each of the Companies' facilities and counsel to the Sellers. Provided further that actual knowledge shall not be deemed to include presumptive knowledge of laws.

     3.1.10 Taxes. (a) The Sellers and the Companies have filed timely, or will file timely, all Federal, state, local and foreign Tax returns and information returns of or related to the income of the Companies that they are, or they will be, required to file as of or prior to the Closing Date, and such returns as filed are or will be true and correct in all material respects. The Sellers have delivered or made available to the Buyer all Federal, state, local and foreign income or franchise Tax returns of the Companies for all periods from and including December 27, 1993.

      (b) All Taxes that the Companies were, or will be, required by law to pay, withhold, deposit or collect as of the Closing Date have been, or will be, duly paid, withheld, deposited or collected and, to the extent required, have been, or will be, paid to the relevant taxing authority, or accrued.

     (c) The Companies have not received notice of any Tax deficiency outstanding, proposed or assessed nor have they executed any waiver or extension of any statute of limitations on the assessment or collection of any Taxes nor are there any powers of attorney in force with respect to Taxes of the Companies.

     (d) There are no Tax Liens upon, pending against or, to the best knowledge of the Sellers and the Companies, threatened against any asset of the Companies, other than Liens for Taxes arising in the ordinary course and not yet due and payable.

     (e) The Federal income Tax returns of the Companies have been examined by the Internal Revenue Service for all periods to and including the year ended December 31, 1991, and all deficiencies asserted in connection with the examination of such returns have been paid or finally settled and no issue has been raised by the Internal Revenue Service in any such examination which could be expected to result in a proposed deficiency for the current period or any other past or future period nor, by application of similar principles, could be expected to result in a proposed deficiency for state or local Taxes.

     (f)The Companies have not filed a consent under Section 341(f) of the Code.

     (g) There is no contract, agreement, plan or arrangement covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code.

     (h) None of the Companies is a party to, is bound by, nor has any obligation under, any Tax sharing agreement or similar contract.

     (i)  IPC  has  satisfied,   and  will  continue  to  satisfy,  all  of  the
requirements to be treated as an "S Corporation" under Subchapter S of the Code from the date of its incorporation through and including the Closing Date.

    3.1.11  Intangible Assets.  Schedule 3.1.11 hereto sets forth:

                           (1) all patents, patent applications, trademarks, trademark registrations, pending applications for trademark registrations, trade names and copyrights which the Companies own or in which the Companies have any proprietary interest which the Companies are presently using or operating under; and

                           (2) all license agreements with respect to any of the foregoing as to which the Companies are licensor or licensee.

No patents,  trademarks,  trade names or  copyrights  not  described on Schedule
3.1.11 are necessary in connection with the conduct of the Acquired Business. Except as described on Schedule 3.1.11 hereto, there are no pending or, to the best knowledge of the Sellers, threatened claims against the Companies by any person with respect to any of the items, or their use, listed on Schedule 3.1.11 or claims of infringement by the Companies on the rights of any person, and, to the best knowledge of the Sellers, no valid basis exists for any such claims.

    3.1.12  Employee Benefits.

     (a) All employee pension benefit plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), welfare benefit plans (as defined in Section 3(1) of ERISA), bonus, stock purchase, stock ownership, stock option, deferred compensation, incentive, severance, termination or other compensation plan or arrangement, and other material employee fringe benefit plans, other than multiemployer plans as defined in
Section 3(37) of ERISA, presently maintained by, or contributed to by any of the Companies or for which any of the Companies could have any liability are listed in Schedule 3.1.12 (the "Benefit Plans"), a true and complete copy of each of which, and, where applicable, a copy of the most recent IRS Form 5500 filed with respect to each such Benefit Plan, has been furnished to the Buyer. The Companies have no obligation to create any additional Benefit Plan or to modify any existing Benefit Plan.

     (b) The Companies and each of the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, and those provisions of the Code applicable to the Benefit Plans. With respect to all Benefit Plans intended to satisfy the requirements of Section 401(k) of the Code, all non-discrimination tests under Section 401(k) have been satisfied for all plan years, or excess contributions have been distributioned prior to the date any of the Companies would incur a penalty under the Code.

     (c) Except as may be disclosed in Schedule 3.1.12, all contributions to, and payments from, the Benefit Plans which may have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made. All such contributions to the Benefit Plans for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Closing Balance Sheet.

     (d) Except as indicated on Schedule 3.1.12, all material reports, returns and similar documents with respect to the Benefit Plans required to be filed with any government agency or distributed to any Benefit Plan participant have been duly and timely filed or distributed.

     (e) The Companies have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Benefit Plan that is, or was at any time, a group health plan within the meaning of Section 5000(b)(1) of the Code.

     (f) Except as disclosed in Schedule 3.1.12, all of the Benefit Plans which are pension benefit plans have received determination letters from the Internal Revenue Service ("IRS") to the effect that such plans are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; and no determination letter with respect to any Benefit Plan has been revoked nor, to the best knowledge of the Sellers, has revocation been threatened, nor has any Benefit Plan been amended since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its cost and no Benefit Plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code.

     (g) Each of the Benefit Plans has been administered at all times, and in all material respects, in accordance with its terms except that in any case in which any Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

     (h) There are no pending investigations by any governmental agency involving the Benefit Plans, no termination proceedings involving the Benefit Plans, and no threatened or pending claims (except for claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan which could give rise to any material liability, nor, to the best knowledge of the Sellers, are there any facts which could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

     (i) Neither the Benefit Plans, the Companies, nor any employee of the foregoing, nor, to the best knowledge of the Sellers, any trusts created thereunder, nor any trustee, administrator or other fiduciary thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) which could subject any thereof to the tax or penalty on prohibited transactions imposed by such Section 4975 or the sanctions imposed under Title I of ERISA. Neither the Benefit Plans nor any such trust has been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect to either thereof.

     (j) The Companies have not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any Benefit Plan subject to Title IV of ERISA, other than for the payment of premiums, all of which have been paid when due. No Benefit Plan has applied for or received a waiver of the minimum funding standards imposed by section 412 of the Code. The Sellers have furnished to the Buyer the most recent actuarial report with respect to each Benefit Plan that is a defined benefit pension plan, as defined by Section 3(35) of ERISA. No event has occurred since the date of any such actuarial report that had, or is likely to have, a materially adverse effect on the ratio of plan assets to the actuarial present value of plan obligations for accumulated benefits shown in such report. Except to the extent disclosed on Schedule 3.1.12 hereto, with respect to each Benefit Plan that is a defined benefit plan, in the event of the termination of any such Benefit Plan as of July 31, 1996 and payment of the benefit liabilities thereof, there would be no "amount of unfunded benefit liabilities" as defined in Section 4001(a)(18) of ERISA in any of the Benefit Plans subject to Title IV of ERISA, as determined in accordance with the actuarial assumptions used by the PBGC to determine the level of funding required in the event of such termination.

     (k) For purposes of this Section 3.1.12, all references to the Companies shall include any other employer (an "Affiliate") that is or was at any time, together with any of the Companies, treated as a "single employer" under Sections 414(b), 414(c) or 414(m) of the Code.

     (l) Except as set forth on Schedule 3.1.12 hereto, at no time have the Companies been required to contribute to, or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA to any multiemployer plan, within the meaning of Section 3(37) of ERISA. All multiemployer plans, within the meaning of Section 3(37) of ERISA, to which the any of the Companies is, or has been at any time within the past five (5) years, required to contribute or with respect to which any of the Companies could have any liability are disclosed in
Schedule 3.1.12.

     (m) The Companies have not and will not incur any liability with respect to any planor arrangement that would be included within the definition of "Benefit Plan" hereunder but for the fact that such plan or arrangement was terminated before the date of this Agreement.

     (n) Except as indicated on Schedule 3.1.12 or as otherwise required by law, there are no obligations to provide health or welfare benefits to retired or terminated employees.

     3.1.13 Labor Relations. (a) Except as described on Schedule 3.1.13 hereto, no employees of the Companies are covered by any collective bargaining agreement.

     (b) To the best knowledge of the Sellers, each of the Companies has complied in all respects with applicable laws, rules and regulations relating to the employment of labor, including without limitation those relating to wages, hours, unfair labor practices, discrimination, immigration, payment of social security and similar taxes where the failure to be in compliance (individually or in the aggregate) might result in the imposition upon any of the Companies, the Acquired Business or the Buyer of any material penalty, liability, payment or obligation not reserved for on the Interim Balance Sheet or might have a material adverse effect upon any of the Companies, the Acquired Business or the Buyer (or their successors and assigns), or the business, financial condition, results of operations or operations thereof.

     (c) To the best knowledge of the Sellers, none of the Companies has engaged in any unfair labor practice, and there are no complaints against any of the Companies pending before the National Labor Relations Board or any similar state or local labor agency by or on behalf of any employee of any of the Companies. There are no representation questions, arbitration proceedings, labor strikes, slow-downs or stoppages, grievances or other labor troubles pending or, to the best knowledge of the Companies and the Sellers, threatened with respect to the employees of any of the Companies.

     3.1.14 Contracts, Etc. (a) Except as described on Schedule 3.1.14 hereto, all contracts, leases, agreements, instruments, licenses, commitments, orders and quotations to which any of the Companies are a party or by which any of the Companies are bound (and all guarantees by third parties and all bonds and letters of credit securing, supporting or relating to the obligations of the Companies under any such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations) are valid and in full force and effect and constitute the legal, valid and binding obligations of the Companies (and, to the best knowledge of the Sellers, such guarantors and issuers of such bonds and letters of credit) and, to the best knowledge of the Sellers, the other parties thereto, and there are no existing defaults by any of the Companies (or, to the best knowledge of the Companies and the Sellers, such guarantors and issuers of such bonds and letters of credit) or, to the best knowledge of the Sellers, by any other party thereunder and no event, act or omission has occurred which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default thereunder.

     (b) Except as described on Schedule 3.1.14 hereto, no other party to any such contract, lease, agreement, instrument, license, commitment, order or quotation (or guarantee, bond or letter of credit) has asserted the right, and, to the best knowledge of the Sellers, no basis exists for the assertion of any right, to renegotiate the terms or conditions of any such contract, lease, agreement, instrument, license, commitment, order or quotation (or such guarantee, bond or letter of credit).

     (c) Except as described on Schedule 3.1.14 hereto and based upon prices and pricing referents in effect on the date hereof, the Companies' regularly prepared supplier profit analyses indicate that no contract, agreement, instrument, commitment, order or quotation of the Companies will result in any loss on such contract, agreement, instrument, commitment, order or quotation in excess of $25,000 individually or $250,000 in the aggregate, and none of the Companies is subject to any penalty or charge based on any failure by any of the Companies to duly and timely perform its obligations under any contract, lease, agreement, license, instrument, commitment, order or quotation of any of the Companies.

     (d) All contracts, leases, agreements, instruments, licenses, commitments, orders and quotations to which any of the Companies is a party or by which any of the Companies is bound (and all guarantees by third parties and all bonds and letters of credit securing, supporting or relating to the obligations of the Companies under any such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations) are listed on Schedule 3.1.14 hereto except the following:

                          (1) employment agreements terminable at will, and contracts for miscellaneous services terminable at will, without the payment of any penalty, bonus, severance payment or additional compensation;

                          (2)  purchase orders and contracts with suppliers; and

                          (3) miscellaneous contracts, leases, agreements, instruments, licenses, commitments, orders and quotations involving aggregate liabilities under all such contracts, leases, agreements, instruments, licenses, commitments, orders and quotations of not more than $20,000 individually or $200,000 in the aggregate.

The Companies have heretofore delivered to the Buyer or its counsel true, correct and complete copies of all contracts, leases, agreements, instruments, licenses, commitments, orders and quotations (and all guarantees, bonds and letters of credit) listed on Schedule 3.1.14 hereto, other than those excluded by subparagraphs (1), (2) and (3) of this subsection (d).

     3.1.15 Customers and Suppliers. Schedule 3.1.15 sets forth: (i) a list of the five largest customers of the Companies at each Company location, and the twenty largest customers of the Companies across all locations, in terms of dollar sales for both the fiscal year ended December 31, 1995 and the interim period from January 1, 1996 through June 30, 1996, showing the approximate total sales by the Companies to each such customer at each such location or, in the case of the twenty largest customers, in aggregate, during such fiscal year and interim period; and (ii) a list of the five largest suppliers of the Companies at each Company location, and the twenty largest suppliers of the Companies across all locations, in terms of purchases by tonnage amounts (with corresponding dollar amounts) for both the fiscal year ended December 31, 1995 and the interim period from January 1, 1996 through June 30, 1996, showing the approximate total purchases by the Companies from each such supplier at each such location or, in the case of the twenty largest suppliers, in aggregate, during such fiscal year and interim period. Except as described on Schedule
3.1.15 hereto, since June 30, 1996, there has not been any termination, cancellation or material limitation, modification or change in the business relationship of the Companies with any such customer or supplier and the Companies and the Sellers are unaware of any threatened loss of any such customer or supplier. The Sellers have delivered, at least three days prior to the date hereof, to the Buyer true and complete copies of all contracts, commitments and other agreements between the Companies and each of the customers and suppliers set forth on Schedule 3.1.15, other than purchases and sales orders entered into in the ordinary course of business in arms-length transactions and consistent in nature and scope with past practice, true copies of which have been made available to the Buyer. Schedule 3.1.15 sets forth the termination date of each such contract, commitment or other agreement with the customers and suppliers set forth on Schedule 3.1.15 hereof.

     3.1.16 Absence of Certain Changes, Etc. (a) Since the date of the 1995 Audited Financial Statements, except as described on Schedule 3.1.16 hereto, there has been no material adverse change in the business, results of operations, operations or financial condition of the Companies or the Acquired Business, and there are no events with respect to any of the foregoing, that threaten to disrupt, prevent or impair the conduct of the Acquired Business in a material adverse manner.

     (b) Since the date of the Interim Financial Statements, except as described on Schedule 3.1.16 hereto, none of the Companies has:

                  (1) made or agreed to make any capital expenditure or commitment for additions to property, plant or equipment, except for expenditures and commitments not exceeding $50,000 per individual expenditure and $250,000 in the aggregate;

                  (2) experienced any damage, destruction or loss to or of any of their assets, whether or not covered by insurance, which might have a material adverse effect upon any of the Companies, the Acquired Business or the Buyer, or the business, financial condition, results of operations or operations thereof;

                  (3) made or agreed to make any increase in the compensation payable to any employee whose existing aggregate annual compensation equals or exceeds $60,000 or any increase of greater than 4% in aggregate annual compensation payable to all employees, except for increases made in the ordinary course of business pursuant to presently existing policies or agreements described on Schedule 3.1.16 hereto;

                  (4) conducted its operations otherwise than in the ordinary due course;

                  (5) entered into any transaction or contract, or amended or terminated any transaction or contract, except normal transactions or contracts consistent in nature and scope with prior practices and entered into in the ordinary course of business in arms' length transactions, which transaction or contract, or amendment or termination thereof, might have a material adverse effect upon the Acquired Business or the Buyer, or the business, financial condition, results of operations, operations or the prospects thereof;

                  (6) increased or experienced any material adverse change in any assumption underlying any method of calculating bad debts, contingencies or other reserves from that reflected in the Interim Financial Statements;

                  (7) canceled or waived any claim or right of substantial value, or sold, transferred, distributed (except to the extent permitted by this Agreement or otherwise agreed to by the Buyer in writing) or otherwise disposed of any of their assets, except for a fair consideration in the ordinary course of business;

                  (8) except in accordance with generally accepted accounting principles applied on a basis consistent with the 1995 Audited Financial Statements, written down or written up the value of, or changed the method of valuing, any inventory; changed the manner in which cost allocations are made; written off as uncollectible any note, trade account or other receivable (except pursuant to Section 3.1.7 hereof);

                  (9) disposed of, permitted to lapse or, in the case of any trade secret, disclosed to any third person any proprietary right (including without limitation any licensed right) listed or described on Schedule 3.1.16 hereto;

             (10) paid any management fee or made any distribution of its property or assets to the Sellers in their capacity as such, or declared, paid or set aside for payment any dividend (of any kind or nature) or distribution with respect to shares of their capital stock; or

             (11)  agreed to do any of the foregoing.

     3.1.17  Subsidiaries,   Etc.  None  of  the  Companies  owns,  directly  or
indirectly, any equity securities of any entity or enterprise and does not conduct any of their businesses through any subsidiary, entity or enterprise, other than, in the case of ITSI, Food By-Product Recycling, Inc., an Illinois corporation and a directly wholly owned subsidiary of ITSI.

     3.1.18 Title to the Shares; Capitalization of the CompaniesTitle to the Shares; Capitalization of the Companies. The Sellers are the sole owners of record and beneficial owner of all of the outstanding shares of the capital stock of IPC and ITSI, which in turn own 100% of the outstanding capital stock of each other Company. The outstanding capital stock of the Companies and the ownership thereof (beneficial and record) is as set forth on Exhibit A hereto. All of such issued shares have been duly authorized and validly issued and are fully paid and non-assessable, and none of them were issued in violation of any preemptive or other similar right. Each Seller represents severally (and not jointly) that such Seller has good and marketable title to the Shares set forth opposite such Seller's name on Exhibit A hereto, free and clear of all Liens, and has the right, title, power and authority to sell, assign, transfer and deliver the Shares to the Buyer. There are no, and on the Closing Date there will not be any, authorized, outstanding or existing:

                           (1) except under the Shareholder Agreements, proxies, voting trusts or other agreements or understandings with respect to the voting of any capital stock of or other equity interests in the Companies;

                           (2) securities convertible into or exchangeable for any capital stock of or other equity interest in any of the Companies;

                           (3) except under the Shareholder Agreements, options, warrants or other rights to purchase or subscribe for any capital stock of or other equity interests in the Companies or any securities convertible into or exchangeable for any capital stock of or other equity interests in the Companies;

                           (4) agreements of any kind relating to the issuance of any capital stock of or other equity interests in the Companies, any such convertible or exchangeable securities or any such options, warrants or rights;

                           (5) agreements of any kind which may obligate the Companies to issue, purchase, register for sale, redeem or otherwise acquire any of their securities or interests; or

                           (6) Liens or restrictions (other than restrictions on the distribution of the Shares that may be applicable under the Securities Act of 1933, as amended) of any kind with respect to the capital stock or other equity interest of the Companies.

     3.1.19 Other Information; Buyer's Investigation. This Agreement and the Exhibits and Schedules hereto are true, correct and complete in all material respects and do not contain any statement which is false or misleading with respect to a material fact, and do not omit to state a material fact necessary in order to make the statements therein not false or misleading. The Sellers acknowledge and agree that the Buyer's due diligence investigations with respect to the Companies shall not affect, qualify or modify in any respect any of the representations and warranties of the Sellers under this Agreement.

     3.1.20. "To the Best Knowledge of the Sellers". For all purposes of this Agreement (except with respect to the representations regarding environmental matters set forth in Section 3.1.9 hereof), any reference to "to the best knowledge of the Sellers" when modifying any representation and warranty of the Sellers shall mean that the Sellers have no knowledge that such representation and warranty is not true and correct in all respects (with respect to each Seller, giving effect to the degree of such Seller's participation in the management or operation of the Companies or their predecessors and to a standard of diligence exercised by a reasonable person similarly situated) and, with respect to Sellers who are officers or directors of any of the Companies, that:

                           (1) such Sellers have made such investigations, and have made such inquiries of directors, officers and responsible employees of the Companies and of legal counsel, independent auditors, actuaries and other persons who have performed services for the Companies, as shall be reasonably necessary to determine the accuracy of such representation and warranty; and

                           (2) nothing has come to their attention in the course of such investigation and review or otherwise, which would cause them, in the exercise of due diligence (in accordance with the standards of what a reasonable man in similar circumstances (giving effect to the degree of such Seller's participation in the management or operations of the Companies or their predecessors) would have done to satisfy himself as to the accuracy of the representation and warranty), to believe that such representation and warranty is not true and correct in all respects.

     3.2 Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows, and acknowledges that the Sellers are relying upon such representations and warranties in connection with the execution, delivery and performance of this Agreement.

     3.2.1 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2.2 Consents, Authorizations and Binding Effect. The Buyer may execute, deliver and perform this Agreement without the necessity of the Buyer obtaining any consent, approval, authorization or waiver or giving any notice or otherwise, except for notifications required under the HSR Act. This Agreement has been duly authorized, executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable in accordance with its terms. The execution, delivery and performance of this Agreement will not:

                           (1) constitute a violation of the Certificate of Incorporation or the By-laws, as amended, of the Buyer;

                           (2) conflict with, result in the breach of, constitute a default or result in the acceleration of any liability or obligation under any contract, lease, agreement, instrument, license, commitment or order to which the Buyer is a party, or

                           (3) constitute a violation of any statute, judgment, order, decree or regulation or rule of any court, governmental authority or arbitrator applicable or relating to the Buyer.

  4.  CERTAIN COVENANTS.

     4.1. Access to Records and Properties of the Companies. Between the date of this Agreement and the Closing Date, the Companies shall give to the Buyer such access to the premises, books and records of the Companies and to cause the officers and employees of the Companies to furnish such financial and operating data and other information with respect to the Companies as the Buyer reasonably shall request from time to time, including, without limitation, the right to conduct environmental assessments, samplings or testings. Any investigation pursuant to this Section 4.1 shall be conducted in such manner as not to interfere unreasonably with the businesses and operations of the Companies. Any investigation conducted on the premises of the Companies shall be conducted only after oral or written notice to the Companies.

     In the event the sale and purchase hereunder shall not be consummated, the Companies, the Sellers and the Buyer shall treat in confidence (and not use to the detriment of the other parties) all documents, materials and other information which they shall have obtained regarding the Companies or the Buyer during the course of the negotiations leading to the transactions contemplated hereby, the investigation of the Companies or the Buyer and the preparation of this Agreement, and shall return all copies of non-public documents and materials which have been furnished in connection therewith.

    4.2  Operation of the Companies, Etc.

     4.2.1 Until the Closing, each of the Companies shall operate its business as presently operated and only in the ordinary course, and, consistent with such operation, shall use best efforts to preserve its present employees, reputation and business organization of the Companies and its relationship with persons having business dealings with it.

     4.2.2 Each of the Companies shall use best efforts to continue in effect, until immediately following the completion of the Closing, all present insurance coverage with respect to its assets, businesses and employees.

     4.2.3 Each of the Companies shall comply with and shall not to be in default or violation in any material respect under any law, regulation, decree or order applicable to its businesses, operations or assets of the Companies. Each of the Companies shall promptly notify the Buyer of any Environmental Condition arising or discovered by it after the date hereof. Each of the Companies agrees, and the Sellers warrant, that, from the date hereof through and including the Closing Date, it will not take any action that adversely affects the environmental condition of any Covered Property. Nothing in this
Section 4.2.3 shall be interpreted to expand the scope or terms of the Sellers' representations and warranties with respect to environmental matters, including without limitation Environmental Conditions.

     4.2.4 Each of the Companies and the Sellers shall refrain from taking any action, and shall not suffer to exist any event or occurrence, which would render any representation and warranty of the Companies and the Sellers contained in Section 3.1 inaccurate at any time between the date hereof and the Closing Date, including as of the Closing Date, and shall promptly advise the Buyer of any breach of any representation and warranty, covenant, condition or obligation of the Companies or the Sellers hereunder. Without limiting the generality of the foregoing, the Companies and the Sellers shall not make or permit any distribution of property or assets of any of the Companies to the Sellers (other than distributions to Sellers permitted by Section 2.4, ordinary course of compensation payments and expense reimbursements to Sellers actively engaged in employment by the Companies or fees and payments pursuant to the non-competition and management services agreements set forth on Schedule 4.2.4 hereto), or declare, pay or set aside for payment any dividend (of any kind or nature) or distribution with respect to shares of the capital stock of the Companies.

     4.3 Consents and Notices. Promptly after the date hereof, the Sellers shall use their best efforts to obtain all consents, waivers, approvals and authorizations which may be necessary to effectuate this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof, or to continue in effect and to assure that the Acquired Business and the Buyer shall continue to be entitled to all of the benefits of the contracts, leases, agreements, instruments, licenses, commitments, orders and quotations of the Acquired Business including without limitation those consents, waivers, approvals and authorizations described on Schedule 3.1.2 hereto, and shall give all notices to third parties required to be given by the Companies and the Sellers in contemplation and as a result of the transactions contemplated by this Agreement, including without limitation those notices described on Schedule 3.1.2.

     4.4 Competing Transactions. The Sellers shall not take any action, directly or indirectly, to cause, promote or authorize any transaction competing or interfering with any of the transactions contemplated by this Agreement, including without limitation any merger, consolidation or reorganization, acquisition or disposition of assets, tender offer or exchange offer.

     4.5 Best Efforts to Satisfy Conditions. The Companies and the Sellers shall use their best efforts to cause the conditions to the obligations of the Buyer contained in Sections 5.1 and 5.3 to be satisfied to the extent that the satisfaction of such conditions is in the control of the Companies and the Sellers, and the Buyer shall use best efforts to cause the conditions to the obligations of the Companies and the Sellers contained in Sections 5.2 and 5.3 to be satisfied to the extent that the satisfaction of such conditions is in the control of the Buyer; however, the foregoing shall not constitute a limitation upon the respective covenants and obligations of the Companies and the Sellers and the Buyer otherwise expressly set forth in this Agreement.

     4.6 Antitrust Law Compliance. The Companies and the Sellers and the Buyer shall prepare and file with the United States Department of Justice ("Department") and the Federal Trade Commission ("FTC") any notification to this Agreement and the transactions contemplated hereby pursuant to the HSR Act, or any other statute, rule or regulation administered by the Department or the FTC. The Companies, the Sellers and the Buyer shall comply promptly with any request by the Department or FTC for additional documents or information and shall use their best efforts to obtain early termination of the waiting period under the HSR Act.

    4.7  Non-Competition; Confidentiality; Disclosure of Information, Etc.

     4.7.1 The following covenants are entered into for the purpose, among other things, of assuring to the Buyer the benefit of the businesses and assets of the Acquired Business, including without limitation the customer lists and the business relationships and arrangements with contractors, customers, designers, distributors, wholesalers, retailers and suppliers of the Acquired Business, together with the goodwill associated with such businesses, lists, relationships and arrangements. The Sellers shall not, without the prior written consent of the Buyer, for a period of five years after the Closing Date, directly or indirectly,*

                           (1) render consulting or advisory services to or financially support in any manner, or be a proprietor, a director, an officer, an employee, an agent, a partner, a shareholder (other than ownership of less than one percent of the outstanding voting securities of any entity whose voting securities are traded on a national securities exchange, provided that any of the other restrictions contained in this sentence are not applicable, and other than the operations of the entities as described and set forth on Schedule 4.7.1 hereto with respect to the Sellers listed thereon) or a lender to, or otherwise promote, any business, enterprise, person, firm, corporation, association or other entity that competes directly or indirectly with the Acquired Business, or any transferee of the Acquired Business,

                           (2) interfere with, disrupt or attempt to disrupt existing or any then existing relationship, contractual or otherwise, between the Buyer or the Acquired Business and any of their customers, suppliers, clients, executives, employees or other persons with whom the Buyer or the Acquired Business or any of their affiliates or subsidiaries deal, or

                           (3) employ, solicit for employment, attempt to employ or assist any other entity in employing or soliciting for employment any employee or executive who is at that time employed by the Buyer or the Acquired Business.

     4.7.2 The Sellers shall not, directly or indirectly, without the specific prior written consent of the Buyer, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, association or other entity, or use for the Sellers's own benefit,

                           (1)  any  confidential   information  concerning  the
         businesses, affairs, customers, suppliers or clients of the Acquired Business, or

                           (2) any data or statistical information of the Acquired Business,

whether created or developed by the Companies or with respect to which the Sellers may have knowledge or access, it being the intent of the parties hereto to restrict the Sellers from disseminating or using any data or information which is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in any businesses of the type engaged in by the Acquired Business.

     4.7.3 Although the restrictions contained in Section 4.7.1 and 4.7.2 hereof are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions of the nature contained in Sections 4.7.1 and 4.7.2 may fail for technical reasons, and accordingly if any of such restrictions shall be adjudged to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in Sections 4.7.1 and 4.7.2 shall apply, at the election of the Buyer, with such modifications as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which such restrictions are adjudged to be void or unenforceable.

     4.7.4 The covenants contained in this Section 4.7 shall inure to the benefit of the Buyer, any successor of the Buyer and each subsidiary of the Buyer.

   4.8  Covenants Regarding Taxation.

     4.8.1 Returns and PaymentsReturns and Payments. (a) Sellers shall cause to be prepared and filed all Tax returns and reports with respect to the Companies for all Tax periods ending on or prior to the Closing Date. Sellers shall cause to be timely paid all Taxes to which such returns relate for all periods covered by such returns, except to the extent that an accrual for such Taxes is reflected in the Closing Balance Sheet.

     (b) The Buyer shall cause to be prepared and timely filed all Tax returns of the Companies for taxable periods beginning before and ending after the Closing Date ("Straddle Period Returns"). All such Straddle Period Returns shall be prepared and all elections with respect to such returns shall be made, to the extent permitted by law, in a manner consistent with prior practice with respect to the Companies. The Buyer and the Sellers expect that all Straddle Period Returns shall apply to Taxes other than Taxes imposed upon or measured by net income, as to which Sellers have made the representations contained in Section 3.1.10(b).

     (c) The Buyer shall cause to be paid timely all Taxes for the periods to which the Straddle Period Returns relate. Sellers will pay to the Buyer an amount equal to the Pre-Closing Taxes due with respect to any such Straddle Period Returns filed by the Buyer, but only to the extent such Pre-Closing Taxes exceed the amount accrued for Tax liabilities on the Financial Statements. Pre-Closing Taxes shall be calculated on the basis of the taxable income of the Companies as though the taxable year of the Companies terminated at the close of business on the day immediately preceding the Closing Date, provided, however, that in the case of a Tax not based on income, Pre-Closing Taxes shall be equal to the amount of Tax for the taxable year multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable year through the day immediately preceding the Closing Date and the denominator of which shall be the number of days in the taxable year. Any amounts owed by the Sellers to the Buyer pursuant to this Section 4.8.1 shall be paid by the Sellers within the later of five days of the Buyer's request therefor or five days prior to the date on which Purchaser is required to cause to be paid the related Tax liability.

     4.8.2 Indemnification. The Sellers will indemnify and hold harmless the Buyer and the Companies against any and all Tax liability in excess of the amounts accrued therefor on the Closing Balance Sheet for (i) Taxes assessed against the Companies with respect to all taxable periods ending on or prior to the Closing Date, (ii) Pre-Closing Taxes that relate to a Straddle Period Return, and (iii) federal, state and local income and franchise Taxes of any member of any affiliated group of which any of the Companies is or were a member for any taxable period by reason of its being severally liable for the entire Tax of such affiliated group pursuant to Income Tax Regulations ss. 1.1502-6 or any analogous state or local tax provision. The Buyer and the Sellers hereby acknowledge and agree that the procedures set forth in Sections 7.1.3 and 7.1.7, which hereby are incorporated by reference, shall apply with respect to the Sellers' indemnification obligations under this Section 4.8.2.

     4.8.3 Cooperation. After the Closing Date, the Buyer and the Sellers shall make available to the other, as reasonably requested, and to any taxing authority, all information, records or documents relating to Tax liabilities or potential Tax liabilities of the Companies for all periods prior to or including the Closing Date and shall preserve all such information, records and documents until the expiration of any applicable statute of limitations or extensions thereof. Notwithstanding any other provisions hereof, each party shall bear its own expenses in complying with the foregoing provisions.

     4.9 ISRA Compliance. The Sellers, at the Companies' cost and expense, shall provide Buyer with sufficient evidence to demonstrate the non-applicability of ISRA.

     4.10 Certain Environmental Matters. (a) With respect to any Remedial Action effected by the Buyer and relating to an Environmental Condition identified by the Phase II investigations conducted by the Buyer's environmental consultant at each of the Sites and Locations set forth on Schedule 4.10, the costs and expenses of such Remedial Action shall be borne by the Buyer and the Sellers as follows:

                           (i) The Buyer shall be responsible for the first $25,000 for each Site;

                           (ii) The Buyer, on the one hand, and the Sellers, on the other, shall share equally all costs and expenses in excess of $25,000 for each Site, provided that the Sellers total share of costs and expenses under this Section 4.10 with respect to each Location shall be limited to $100,000 for such Location.

The Sellers'  responsibilities  for funding  remedial actions under this Section
4.10 shall not be subject to the Basket (as defined in Section 7.1.2 hereof). The Buyer may, but need not exclusively, seek recovery of Sellers' portion of costs and expenses of the Remedial Actions taken pursuant to this Section 4.10 from the Escrow Amount.

     4.11 Certain Insurance Matters. (a) With respect to any workmans' compensation, automobile or general liability insurance premium increases with respect to the Companies after the Closing based on retrospective policies or occurrences or insurance audits for any period prior to Closing, the Sellers shall be responsible for and shall reimburse to the Buyer such premium increases (after giving effect to any anticipated federal and state tax benefit to the Companies or the Buyer attributable to such premium increase and any anticipated federal and state tax liability to the Companies or the Buyer attributable to Sellers' payments hereunder) up to an aggregate amount equal to $500,000 less any reserve for premium increases set forth on the Closing Balance Sheet, less the anticipated federal and state tax benefit to the Companies or the Buyer attributable to a $500,000 aggregate premium increase and plus any anticipated federal and state tax liability to the Companies or the Buyer attributable to a Sellers' payment hereunder with respect to a $500,000 aggregate premium increase (such amount, as reduced in accordance with subsection (b) hereof by premium increases paid, being referred to as the "Sellers' Premium Amount"). The parties agree that the applicable combined federal and state tax rate for purposes of this Section 4.11 shall be 38%.

     (b) Any premium increases paid under this Section 4.11 shall be applied to reduce the Sellers' Premium Amount. In addition, Sellers shall be entitled to receive all premium refunds (after giving effect to any anticipated tax liability to the Companies or Buyer attributable to such premium refunds) so resulting from periods prior to Closing at the end of all applicable retrospective periods in accordance with subsection (d) hereof.

     (c) The Buyer may, but need not exclusively, seek recovery of any payments from Sellers hereunder from the Escrow Amount. The parties agree that the then existing Sellers' Premium Amount as of the Final Release Date (as such term is defined in the Escrow Agreement) shall be, and may be submitted as, a Claim and an Aggregate Amount in Dispute (as such terms are defined in the Escrow Agreement) under the Escrow Agreement until any remaining applicable retrospective insurance periods are finalized.

     (d) At the end of all applicable retrospective periods and after payment of all applicable premium increases (not to exceed in the aggregate the initial Sellers' Premium Amount), any remaining Sellers' Premium Amount held under the Escrow Agreement shall be released to the Sellers and all premium refunds (after giving effect to any anticipated tax liability to the Companies or Buyer attributable to such premium refunds) so resulting from periods prior to Closing shall be refunded to the Sellers.


   5.  CONDITIONS OF CLOSING

     5.1 Conditions of Obligations of the Buyer. The obligations of the Buyer to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following express conditions, each of which may be waived by the Buyer.

     5.1.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Companies and the Sellers set forth in
Section 3.1 hereof that are qualified as to materiality shall have been and be true and correct in all respects and the representations and warranties of the Companies and the Sellers set forth in Section 3.1 hereof that are not so qualified shall have been made and be true and correct in all material respects, in each case at all times commencing with the date of this Agreement and ending with and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. The Companies and the Sellers shall have performed the agreements and obligations required to be performed by them under this Agreement prior to the Closing Date. Without limiting the generality of the foregoing, the Companies and the Sellers shall have obtained all consents, waivers, approvals and authorizations, and shall have given all notices to third parties, listed on
Schedule 3.1.2 or Schedule 4.3 hereto or required to be obtained or given pursuant to Section 4.3 hereof, or necessary to convey, sell, transfer, assign and deliver the Acquired Business to the Buyer, and its successors and assigns forever, free and clear of all Liens of every nature and description whatsoever.

     5.1.2 Certificates and Instruments of Transfer. The Sellers shall have delivered to the Buyer certificates representing the Shares, accompanied by duly executed stock powers, with all required stock transfer tax stamps affixed.

     5.1.3 Opinion of Counsel to the Sellers. The Buyer shall have received the opinion of Kilpatrick & Cody, in the form of Exhibit F hereto.

     5.1.4 Financial Statements. The Companies shall have delivered to the Buyer the unaudited consolidated balance sheet of the Companies as of July 31, 1996, and the related unaudited combined statements of income and of cash flows for the month of July 1996 and the seven month period ended July 31, 1996. Such unaudited financial statements shall:

                           (1) be prepared in a manner consistent with the manner in which the 1995 Audited Financial Statements and the Interim Financial Statements shall have been prepared; and

                           (2) be prepared in conformity with generally accepted accounting principles consistently applied, be correct and complete in all respects and present fairly the consolidated financial position of the Companies as of the date of such statements and the results of operations of the Companies for the period covered by such statements, subject to normal year-end recurring adjustments;

and the Buyer shall have received a certificate of the Companies and the Sellers to that effect.

     5.1.5 No Adverse Change. Neither the business, operations, financial condition, assets, liabilities nor results of operations of the Companies or the Acquired Business as of the Closing Date shall have changed in a materially adverse manner from that reflected in the Interim Financial Statements.

     5.1.6 Escrow Agreement. The Sellers, the Companies and the Buyer shall have entered into an escrow agreement with the Escrow Agent (as set forth therein), substantially in the form of Exhibit C.

     5.1.7 Employment Agreements. James B. Stevens and Michael S. Stevens shall have entered into employment agreements, substantially in the form of Exhibits G and H, respectively.

     5.1.8 ISRA Non-Applicability. The Sellers and the Companies shall have obtained from the New Jersey Department of Environmental Protection the "Letter of Non-Applicability" referred to in Section 3.1.2 hereof.

     5.1.9 Resignations. All of the directors and officers of each of the Companies shall have tendered to the Companies his or her resignation as a director and officer, as the case may be, such resignation to be effective as of immediately following the Closing.

     5.1.10 Other Matters. The Companies and the Sellers shall have furnished, or caused to be furnished, to the Buyer, in form and substance satisfactory to counsel to the Buyer, such certificates and other evidence as the Buyer may have reasonably requested as to the satisfaction of the conditions contained in this
Section 5.1 and as to such other matters as the Buyer may reasonably request.

     5.2 Conditions of Obligations of the Sellers. The obligations of the Sellers to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following express conditions, each of which may be waived by the Sellers.

     5.2.1 Representations and Warranties; Performance of Obligations. The representations and warranties of the Buyer set forth in Section 3.2 hereof that are qualified as to materiality shall have been and be true and correct in all respects and the representations and warranties of the Buyer set forth in
Section 3.2 hereof that are not so qualified shall have been and be true and correct in all material respects, in each case at all times commencing with the date of this Agreement and ending with and on the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties speak as of an earlier date. The Buyer shall have performed the agreements and obligations required to be performed by it under this Agreement prior to the Closing Date.

     5.2.2 Opinion of Counsel to the Buyer. The Sellers shall have received the opinion of Dechert Price & Rhoads, in the form of Exhibit I hereto.

     5.2.3 Closing Purchase Price. The Buyer shall have transferred the Purchase Price as provided in Section 2.1.

     5.2.4 Other Matters. The Buyer shall have furnished, or caused to be furnished, to the Sellers, in form and substance reasonably satisfactory to counsel to the Sellers, such certificates and other evidence as the Sellers may have reasonably requested as to the satisfaction of the conditions contained in this Section 5.2 and as to such other matters as the Sellers may reasonably request.

     5.3 Conditions of Obligations of the Buyer and the Sellers. The respective obligations of the Sellers and the Buyer to consummate the purchase and sale under this Agreement are subject to the satisfaction of the following express conditions.

     5.3.1 HSR Act. The waiting period, including any extensions, shall have expired, or shall have been earlier terminated, under the HSR Act.

     5.3.2 No Injunctions, Restraints or Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase and sale hereunder shall be in effect; provided, however, that the party or parties invoking this condition shall use reasonable efforts to have any such order or injunction vacated. There shall not be threatened, instituted or pending any action, proceeding, application or counterclaim by any governmental entity before any court or governmental regulatory or administrative agency, authority or tribunal (i) which if adversely determined would have a material adverse effect on the Companies or the ability of any party to this Agreement to perform its obligations hereunder or (ii) which challenges or seeks to challenge, restrain or prohibit the consummation of the purchase and sale hereunder.


    6. CLOSING

     6.1 Closing Date. The closing for the consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall, unless another date or place is agreed to in writing by the Sellers and the Buyer, take place at the offices of Dechert Price & Rhoads, 477 Madison Avenue, New York, New York, at 10:00 o'clock in the forenoon (New York City time), on the date (the "Closing Date") which is the later of August 30, 1996 or a date, mutually satisfactory to the Sellers and the Buyer, within 10 days after the expiration of any waiting period under the HSR Act or the early termination thereof. The parties agree that the effective time of Closing shall be 12:01 a.m. on the Closing Date.

     6.2 Cut-Off Date. In the event that the Closing shall not have occurred on or before September 30, 1996, then the Buyer or the Sellers shall have the right (provided in each case that such person or persons is not in breach of its or their obligations under this Agreement), exercisable at any time after such date by notice in writing, to terminate this Agreement and its or their obligations hereunder. In the event that, prior to September 30, 1996, any party (the "Breaching Party") is in material breach of its or their obligations under this Agreement (and such breach cannot be reasonably cured, or the Breaching Party is not taking reasonable efforts to cure such breach, and, in either event, such breach is not waived), then, so long as any other party (the "Non-Breaching Party") entitled to the benefit of such obligations is not in default of its or their obligations under this Agreement, the Non-Breaching Party shall have the right to terminate this Agreement (unless such breach is or has been cured prior to the giving of such notice of termination).

     6.3 Effect of Termination. No termination of this Agreement, whether pursuant to this Section 6 or otherwise, shall terminate or impair any claim by the Buyer against the Sellers, or by the Sellers against the Buyer, based upon any breach by the other of its or their obligations if such breach serves as one or more reasons for the failure of the conditions contained in Section 5 hereof to have been satisfied.


     7.   MISCELLANEOUS

      7.1      Indemnification Generally.

     7.1.1 The Sellers, jointly and severally, shall indemnify the Buyer against, and hold the Buyer harmless from, at all times after the date hereof, any and all loss, damage (including without limitation punitive and consequential damages), claim, liability, penalty, payment or obligation and all costs and expenses (including without limitation reasonable legal fees and including without limitation all costs and expenses incurred to effect, or relating to, any investigation or Remedied Action) ("Claims"), incurred, suffered, sustained or required to be paid by the Buyer, resulting from, arising out of, based upon or in respect of:

                           (1) any breach of a representation or warranty that is qualified as to materiality, or any material breach of a representation or warranty that is not so qualified, made by the Companies and the Sellers in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the closing of the transactions hereunder; or

                           (2) any material breach of any of the agreements or covenants made by the Sellers in this Agreement or the Companies in
         Section 4 hereof.

The Sellers' indemnification obligation under this Section 7.1.1 for Claims shall be after giving effect to any anticipated federal and state tax benefit to the Buyer attributable to such Claim and any anticipated federal and state tax liability to the Buyer attributable to the indemnification proceeds of such Claim; and the parties agree that the applicable combined federal and state tax rate for such purpose shall be 38%. To the extent that a liability or lack of an asset is recorded on the Closing Balance Sheet, the Buyer shall not be entitled to assert a Claim under this Section 7.1.1 for such liability or lack of an asset.

     7.1.2 The Buyer shall not be entitled to assert any claim for indemnification against the Sellers in respect of a breach of any representation and warranty or covenant under Section 7.1.1 or the costs and expenses of remediation (other than the Sellers' obligations under Section 4.10 hereof, to which the Basket shall not apply) until such time as all claims of the Buyer for indemnification as aforesaid against the Sellers shall exceed $175,000 (the "Basket"), at which time all claims for indemnification against the Sellers may be asserted. Further, the dollar amount of the indemnification obligations of the Sellers in respect of claims under said clause (1) (other than claims which are also asserted under clause (2) of Section 7.1.1, which shall not be subject to the limitation described in this sentence) for breaches of representations and warranties as aforesaid may not exceed the sum of the Purchase Price.

     7.1.3 The Sellers shall have the right, but not the obligation, at their own expense, to contest, defend or litigate, and to retain counsel of its choice in connection therewith, any claim, action, suit or proceeding by any third party alleged or asserted against the Buyer in respect of, resulting from, related to or arising out of any Claim for monetary damages only under Section
7.1.1. hereof, if the Sellers give prompt notice of their intention to do so to the Buyer. If the Sellers give such prompt notice and promptly assume such defense, the Sellers shall not be required to reimburse the Buyer for its costs and expenses incurred prior to the assumption by the Sellers of such defense. In the event that the Sellers shall assume the defense of any such claim, action, suit or proceeding as aforesaid, the Buyer shall nevertheless be permitted to continue to participate in any such claim, action, suit or proceeding with counsel of its choice at its expense. The Sellers shall not be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the Buyer, which consent shall not be unreasonably withheld; except that the consent of the Buyer shall not be required if such settlement would entail solely the payment of cash damages payable in full (and not by installment or on any deferred basis) for which the Sellers shall be responsible and shall effect payment simultaneously with the execution of any settlement agreement and releases and provided that such settlement does not entail any admission or stipulation which might materially adversely affect the Buyer or the Acquired Business (or their successors and assigns), or the business, financial condition, results of operations, operations or prospects thereof, subsequent to the Closing Date.

     7.1.4 The Sellers acknowledge and agree that the Buyer may continue to (but shall not be obligated to) operate the Acquired Business in the same manner conducted by the Companies prior to the date hereof, and such continuation shall not be construed to release, discharge or constitute a defense of the Sellers of or to their obligations under this Section 7.1.

     7.1.5 The Buyer shall indemnify the Sellers against, and hold the Sellers harmless from, at all times after the Closing Date, any and all Claims incurred, suffered, sustained or required to be paid by the Sellers, resulting from, arising out, based upon or in respect of:

                           (1) any breach of a representation or warranty that is qualified as to materiality, or any material breach of a representation or warranty that is not so qualified, made by the Buyer in this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the closing of the transactions contemplated hereunder; or

                           (2) any material breach of any covenant made by the Buyer in or pursuant to this Agreement.

The Buyer's indemnification obligation under this Section 7.1.5 for Claims shall be after giving effect to any anticipated federal tax benefit to the Sellers attributable to such Claim and any anticipated federal tax liability to the Sellers attributable to the indemnification proceeds of such Claim; and the parties agree that the applicable federal tax rate for such purpose shall be 35%.

     7.1.6 The Buyer shall have the right, but not the obligation, at its own expense, to contest, defend or litigate, and to retain counsel of its choice in connection therewith, any claim, action, suit or proceeding by any third party alleged or asserted against the Sellers in respect of, resulting from, related to or arising out of any Claim under Section 7.1.5 hereof, if the Buyer gives prompt notice of its intention to do so to the Sellers. If the Buyer gives such prompt notice and promptly assumes such defense, the Buyer shall not be required to reimburse the Sellers for their costs and expenses incurred prior to the assumption by the Buyer of such defense. In the event that the Buyer shall assume the defense of any such claim, action, suit or proceeding as aforesaid, the Sellers shall nevertheless be permitted to continue to participate in any such claim, action, suit or proceeding with counsel of their choice at their expense. The Buyer shall not be entitled to settle or compromise any such claim, action, suit or proceeding without the prior written consent of the Sellers, which consent shall not be unreasonably withheld.

     7.1.7 The Buyer, the Companies or the Sellers shall give to each other prompt notice of the assertion by any third party of any claim against the Buyer, the Companies or the Sellers with respect to which any of them intend to make a claim for indemnification under this Section 7.1, including without limitation claims comprising the Basket. Any notice of any claim pursuant to this Section 7.1 shall set forth the dollar amount thereof sought by the party seeking indemnification, unless the amount of such claim is not yet determinable (and such notice shall so state), and a statement of the facts underlying such claim in reasonably sufficient detail (to the extent such facts are readily available to the party claiming indemnification) so as to inform the party against which indemnification is sought as to the basis of such claim and the manner in which the amount of such claim was computed. The Buyer, the Companies and the Sellers shall cooperate with each other in any investigation by the others of any such claim.

     7.1.8 All representations and warranties contained in this Agreement or made pursuant hereto shall survive the closing of the transactions hereunder until the second anniversary of the Closing Date, except that the representations and warranties of the Sellers contained in Sections 3.1.10,
3.1.12 and 3.1.18 [tax, ERISA and title to Shares] hereof shall survive without limitation as to time. The expiration of any representation and warranty shall not affect any claim made prior to the date of such expiration, and no claim shall be made with respect to a representation and warranty after its expiration. All covenants contained in Articles 1, 2, 4, 6 and 7 of this Agreement shall survive the closing of the transactions hereunder without limitation as to time, except to the extent any such covenant is expressly limited as to time.

     7.1.9 Exclusive Remedy. The indemnification remedies under this Section 7.1 shall be the exclusive remedy to the Buyer and the Sellers with respect to Claims under this Agreement for breaches of representations and warranties and breaches of covenants made under this Agreement.

     7.2 Environmental Remedial Action Procedures. In the event that (i) the Sellers breach a representation or warranty with regard to an environmental matter, (ii) the Buyer asserts a claim against the Sellers under Section 7.1.1 hereof for such breach and (iii) Remedial Action is required by a governmental agency with jurisdiction, by a third party claim or by applicable law with respect to an environmental matter at a Covered Property, then the Buyer will permit the Sellers to manage and/or implement the Remedial Action (the "On-Site Activities"), subject to the following conditions:

                  (a) Sellers agree that in exercising their responsibilities under these provisions, they shall use their best efforts to avoid and minimize any damage to real or personal property or harm to any persons, and to minimize any interference with or disruption of the Buyer's operations and business and will indemnify and hold the Buyer harmless from any negligence or willful misconduct in performing Remedial Actions. To this end, Sellers and their respective environmental consultants shall consult fully with Buyer in the planning and execution of all On-Site Activities. The Buyer, on the one hand, and the Sellers' Representatives, on the other hand, shall each designate from time to time an individual responsible for communication with each party and their environmental consultants with respect to On-Site Activities and notify each other of the identity of such individual.

                  (b) The Sellers shall select an environmental consultant(s) who is reasonably satisfactory to the Buyer for the purpose of performing the Remedial Action ("Environmental Consultant").

                  (c)  All   Remedial   Action   shall  meet  the   "Appropriate
Remediation Standard" (as defined below).

                  (d) The Sellers shall provide the Buyer with copies of written proposals with respect to any proposed On-Site Activities and the results of any sampling and analysis (including any status reports of work in progress) or reports required to be submitted to any governmental authority or person in connection with conducting the On-Site Activities. The Buyer shall be provided with a reasonable opportunity to review and comment on any of the foregoing prior to submission to any governmental authority and/or implementation by the Sellers. The Sellers shall incorporate all reasonable suggestions by the Buyer. The Sellers shall provide the Buyer with reasonable advance notice of any meeting to be held with any governmental authority having jurisdiction regarding such On-Site Activities. Unless such governmental authority objects, the Buyer shall have the right to attend and participate in any such meeting.

                  (e) The Sellers agree to diligently and expeditiously perform or cause to be performed all On-Site Activities to completion and in compliance with all applicable Environmental Laws and the Buyer's reasonable health and safety and access requirements.

                  (f) Nothing contained herein shall prohibit or prevent the Buyer from effecting at Sellers' cost any Remedial Action which is required to be taken or to be made by Sellers under this Agreement but which the Sellers fail to take (or to make) in a reasonably timely fashion after reasonable notice, under the circumstances, has been given by the Buyer to Sellers and which Remedial Action is required by a governmental authority with jurisdiction, as required by applicable Environmental Laws, or is necessary to abate an imminent threat to public or employee health or safety or a threat of injury to property.

                  (g) The Remedial Action shall be deemed completed upon receipt by the Buyer or Sellers from the appropriate governmental authority with jurisdiction of a "no further action," "clean closure" or other similar letter or written statement providing that such governmental authority will not require further Remedial Action or, in the event that the Remedial Action was not required to be performed under the supervision of a governmental authority or for whatever reason the applicable governmental authority does not issue or ceases as a practice to issue such a letter or written statement, then the Remedial Action shall be deemed completed upon receipt by the Buyer of a certification from the Environmental Consultant that implemented the Remedial Action stating that (i) the Remedial Action has been fully implemented; and (ii) the "Appropriate Remediation Standard" (as defined below) has been achieved.

                  (h) The Sellers, as soon as practicable upon completion of any On-Site Activities, shall restore any adversely affected portions of the property to its pre-disturbed condition such that the Buyer can continue its operations in the manner in which they were conducted immediately prior to the commencement of the On-Site Activities.

                  (i) The provisions of this Section 7.2 in no way limit the Sellers' obligations to indemnify the Buyer pursuant to the terms of this Agreement except that out of pocket costs reasonably and properly incurred by the Sellers in satisfying its obligations under this Section shall be applied in the calculation of the aggregate monetary indemnity limitation in Section 7.1.2 hereof.

                  (j) For purposes of this Section 7.2, "Appropriate Remediation Standard" shall mean: publicly available or routinely applied remediation standards, guidelines or policies, regulations, ordinances or other requirements of Environmental Laws imposed by any applicable governmental agency with jurisdiction. In the event that a governmental authority does not impose such a standard, then an applicable remediation standard which has been published or promulgated by the governmental authority with jurisdiction as of the date of the Remedial Action shall be presumed to apply. The Sellers will make best efforts to avoid the selection of any standard that will unreasonably interfere with the Buyer's operation of the Acquired Businesses. Provided, however, that in no event will the Appropriate Remediation Standard be at a level for which the Buyer, or, for any leased Covered Property, the applicable lessor, would be required to impose or implement institutional or structural controls or access restrictions, unless the only reasonable Appropriate Remediation Standard applicable to the Sellers Remedial Action performed in accordance with this
Section 7.2 specifically requires such controls or restrictions. In such event, the Sellers shall be responsible for all costs and expenses associated with such controls or restrictions and for obtaining any required third party consents.

     7.3 Further Actions. From time to time, as and when requested by the Buyer, the Sellers shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be deemed necessary or desirable to carry out the intent and purposes of this Agreement, to transfer, assign and deliver to the Buyer, and its successors and assigns, the Acquired Business (or to evidence any of the foregoing) and to consummate and give effect to the other transactions, covenants and agreements contemplated hereby.

     7.4 Broker's Fees. The Sellers (on behalf of themselves and the Companies) and the Buyer represent and warrant to the other that they have and it has no obligation or liability to any broker or finder by reason of the transactions which are the subject of this Agreement.

     7.5 Expenses. Except as otherwise specifically provided herein, the Sellers and the Buyer shall each bear their own legal fees and other costs and expenses with respect to the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder, and the assets of the Acquired Business shall not be reduced or impaired by the payment or accrual of any costs and expenses incurred in connection with the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder; provided, however, that the Companies shall pay the fees, out-of-pocket costs and expenses of Kilpatrick & Cody, counsel to the Companies and the Sellers, incurred in connection with the negotiation, execution and the delivery of this Agreement and the consummation of the transactions hereunder.

     7.6 Entire Agreement. This Agreement, which includes the Exhibits and Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire agreement between the Buyer, the Companies and the Sellers with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto.

     7.7 Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

     7.8 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand; (ii) four days subsequent to mailing if mailed by certified or registered mail, with postage prepaid, in the continental United States; (iii) two days subsequent to pick up by such courier if sent by a nationally- or internationally-recognized overnight courier service that regularly maintains records of items picked up and delivered or; (iv) when transmitted if sent by telecopier, provided that a written acknowledgment of receipt signed by or on behalf of the recipient of the telecopy is transmitted back to the sender by the recipient as follows:

         If to the Buyer or the Sellers after the Closing:

                  Darling International Inc.
                  251 O'Connor Ridge Boulevard
                  Suite 300
                  Irving, Texas  75038
                  Attention:  President
                  Telecopy:  214-281-4449

         with a copy to:

                  Dechert Price & Rhoads
                  477 Madison Avenue
                  New York, New York 10022
                  Attention:  Fredric J. Klink, Esq.
                  Telecopy:  212-308-2041

         If to the Sellers:

                  Harold Oelbaum
                  Kane-Miller Corp.
                  555 White Plains Road
                  Tarrytown, New York  10591
                  Telecopy:  914-631-4707

                  and

                  James B. Stevens
                  2191 Northlake Parkway
                  Suite 116
                  Tucker, Georgia  30084
                  Telecopy:  770-939-8410

         with a copy to:

                  Kilpatrick & Cody
                  1100 Peachtree Street, Suite 2800
                  Atlanta, Georgia  30309-4530
                  Attention:  Harold E. Abrams, Esq.
                  Telecopy:  404-815-6555

Any  party  may  by  notice   change  the  address  to  which  notice  or  other
communications to it are to be delivered or mailed.

                  7.9 Governing Law7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia
(other than the choice of law principles thereof). Any action, suit or other proceeding initiated by the Buyer or the Sellers against the other under or in connection with this Agreement may be brought in the Federal courts for the Northern District of Georgia or any state court in Fulton County, Georgia, as the party bringing such action, suit or proceeding shall elect, having jurisdiction over the subject matter thereof. The Buyer and the Sellers hereby submit themselves to the jurisdiction of any such court.

                  7.10 Remedies7.10 Remedies. The parties hereto acknowledge that the remedy at law for any breach of the obligations undertaken by the parties hereto is and will be insufficient and inadequate and that the parties hereto shall be entitled to equitable relief, in addition to remedies at law. In the event of any action to enforce the provisions of this Agreement, the Sellers shall waive the defense that there is an adequate remedy at law. The Sellers acknowledge that the Acquired Business constitutes unique assets which cannot be readily obtained on the open market. Without limiting any remedies the Buyer may otherwise have, in the event the Sellers refuse to perform their obligations under this Agreement, the Buyer shall have, in addition to any other remedy at law or in equity, the right to specific performance.

     7.11 Appointment of the Sellers' Representatives; Enforcement of Rights, Benefits and Remedies. (a) Each Seller hereby irrevocably constitutes and appoints Harold Oelbaum and James B. Stevens, and each of them individually, as the Sellers' Representatives for the purpose of performing and consummating the transactions contemplated by this Agreement. The appointment of the Sellers' Representatives is coupled with an interest and all authority hereby conferred shall be irrevocable and shall not be terminated by any or all of the Sellers without the consent of the Buyer, which consent may be withheld for any reason, and each of the Sellers' Representatives is hereby authorized and directed to perform and consummate all of the transactions contemplated by this Agreement. Not by way of limiting the authority of the Sellers' Representatives, each and all of the Sellers, for themselves and their respective heirs, executors, administrators, successors and assigns, hereby authorize the Sellers' Representatives, acting together, to:

                           (1) waive any provision of this Agreement which the Sellers' Representative deems necessary or desirable;

                           (2) execute and deliver on their behalf all documents and instruments which may be executed and delivered pursuant to this Agreement, including without limitation the Shares and the stock powers with respect thereto;

                           (3) make and receive notices and other communications pursuant to this Agreement or the Escrow Agreement and service of process in any legal action or other proceeding arising out of or related to this Agreement or any of the transactions hereunder;

                           (4) settle any dispute, claim, action, suit or proceeding arising out of or related to this Agreement or any of the transactions hereunder;

                           (5)  receive and distribute the Purchase Price;

                           (6)  appoint or provide for successor agents; and

                           (7) pay expenses incurred or which may be incurred by or on behalf of the Sellers in connection with this Agreement or the Escrow Agreement.

                  (b) In the event of a deadlock between the Sellers' Representatives, Roy Abrahamson, or, if Roy Abrahamson shall fail or refuse so to act, Harold E. Abrams, shall act as a third Sellers' Representative for the sole purpose of resolving such a deadlock. In the event that both Roy Abrahamson and Harold E. Abrams shall fail or refuse to act as such third Sellers' Representative, the Sellers shall elect such third Sellers' Representative by the vote of Sellers who held, as shown on Exhibit A hereto, a simple majority in interest of all of the Shares of IPC. If the Sellers fail to elect a third Sellers Representative within a reasonable period of time, not to exceed 30 days, the Buyer may select the third Sellers Representative from among the remaining Sellers. The determination of the third Sellers' Representative with respect to the matter in deadlock shall be final and binding upon the Sellers and the existing Sellers' Representatives.

                  (c) In the event of the failure or refusal of Harold Oelbaum to act as the Class A Representative, or upon the death of Harold Oelbaum, the Sellers hereby appoint Stanley B. Kane to act as the Class A Representative with the same force and effect as the appointment of Harold Oelbaum as the Class A Representative. In the event of the inability, failure or refusal of Harold Oelbaum or Stanley B. Kane to act as the Class A Representative, or in the event of the death of Harold Oelbaum and Stanley B. Kane or any successor, the Sellers promptly shall appoint one of the Sellers as the Class A Representative for purposes of this Section 7.12 by action of Sellers who held a majority in interest of the Shares of Class A Common Stock of IPC and ITSI, as set forth on Exhibit A hereto. Failing such an appointment within 30 days of such inability, failure, refusal or death, the Buyer may, by written notice to the Sellers at the last address of the Sellers applicable for purposes of Section 7.10 hereof, designate one of the Sellers formerly holding Shares of Class A Common Stock of IPC and ITSI as the Class A Representative.

                  (d) In the event of the failure or refusal of James B. Stevens to act as the Class B Representative, or upon the death of James B. Stevens, the Sellers hereby appoint Michael S. Stevens to act as the Class B Representative with the same force and effect as the appointment of James B. Stevens as the Class B Representative. In the event of the inability, failure or refusal of James B. Stevens or Michael S. Stevens to act as the Class B Representative, or in the event of the death of James B. Stevens and Michael S. Stevens or any successor, the Sellers promptly shall appoint one of the Sellers as the Class B Representative for purposes of this Section 7.12 by action of Sellers who held a majority in interest of the Shares of Class B Common Stock of IPC and ITSI, as set forth on Exhibit A hereto. Failing such an appointment within 30 days of such inability, failure, refusal or death, the Buyer may, by written notice to the Sellers at the last address of the Sellers applicable for purposes of
Section 7.10 hereof, designate one of the Sellers formerly holding Shares of Class B Common Stock of IPC and ITSI as the Class B Representative.

                  (e) Any claim, action, suit, or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted to the Sellers under this Agreement may be asserted, brought, prosecuted or maintained only by the Sellers' Representatives, acting together. Any claim, action, suit or other proceeding, whether in law or equity, to enforce any right, benefit or remedy granted under this Agreement, including without limitation any right of indemnification provided in Section 7 hereof, may be asserted, brought, prosecuted or maintained by the Buyer against the Sellers or the Sellers' Representatives by service of process on the Sellers' Representatives and without the necessity of serving process on, or otherwise joining or naming as a defendant in such claim, action, suit or other proceeding, any Seller. With respect to any matter contemplated by this Section 7.12, the Sellers shall be bound by any determination in favor of or against the Sellers' Representatives or the terms of any settlement or release to which the Sellers' Representatives shall become a party.

     7.12 Termination of Shareholders Agreements and Rights to Purchase the Shares. Each of the Sellers and the Companies hereby terminates, effective and contingent upon the Closing, the Shareholders Agreements to which such Seller or Company is party and any other shareholders' agreements and option or warrant agreements existing between and among the Sellers with respect to any of the Companies, and each Seller waives any right of purchase with respect to the Shares owned by any other Seller.

     7.13 Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplementation of this Agreement, shall be effective only if in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

     7.14 Third Party Rights. Notwithstanding any other provision of this Agreement, this Agreement shall not create benefits on behalf of any employee of the Companies, third party or other person, and this Agreement shall be effective only as between the parties hereto, their successors and permitted assigns.

     7.15 Illegalities. In the event that any provision contained in this Agreement shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions of this Agreement shall not, at the election of the party for whose benefit the provision exists, be in any way impaired.

     7.16 Exhibits. Reference in any Exhibit or Schedule hereto to documents having been delivered to the Buyer or its counsel shall not be deemed to be an acknowledgement by the Buyer or its counsel that true, correct and complete copies of such documents have been received by the Buyer or its counsel. All Exhibits or Schedules attached hereto are hereby expressly made a part of this Agreement as though fully set forth herein and, disclosures on any Exhibit or Schedule shall be deemed a disclosure on other Exhibits or Schedules, where applicable, as though fully set forth therein. All references herein to the terms of "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such Exhibits and Schedules.



                        [SIGNATURE PAGE IS THE NEXT PAGE]

                  IN  WITNESS  WHEREOF,   the  undersigned  have  executed  this
Agreement on and as of the date first above written.

                                                  DARLING INTERNATIONAL INC.



                                                  By:
                                                     --------------------------


                                                  INTERNATIONAL PROCESSING
                                                   CORPORATION



                                                  By:
                                                    --------------------------


                                                  INTERNATIONAL TRANSPORTATION
                                                    SERVICE, INC.



                                                  By:
                                                    --------------------------

                              SELLING SHAREHOLDERS



- ---------------------------                      -------------------------------
Joan Abrahamson                                      Katherine Kane


- ---------------------------                      -------------------------------
Priscilla Kane Hellweg                               Betsy Kane-Harnett, as
                                                     Trustee U/A dated 4/19/91
                                                     F/B/O Betsy Kane-Harnett

- ---------------------------                      -------------------------------
Ticia Kane                                           Paul Kane


- ---------------------------                      -------------------------------
Wendy Robbins                                        Harold Oelbaum


- ---------------------------                      -------------------------------
Nancy Oelbaum                                        Louise Oelbaum Rubenfeld


- ---------------------------                      -------------------------------
Andrew Oelbaum                                       Jennifer Oelbaum


- ---------------------------                      -------------------------------
James B. Stevens                                     Michael S. Stevens


- ---------------------------                      -------------------------------
Judith A. Stevens                                    James B. Stevens, as
                                                     Trustee of the Max Stevens
                                                     Accumulation Trust


- ---------------------------                      -------------------------------
James B. Stevens, as Trustee                         Deborah Brown
of the Abigail Stevens
Accumulation Trust


- ---------------------------                      -------------------------------
Michael Stevens, as                                  Michael Stevens, as
Custodian for Amanda                                 Custodian for Corey
Brown-Stevens                                        Brown-Stevens


- ---------------------------                      -------------------------------
Mark Cowan                                           Barry Cowan

                                                                  Exhibit A


INTERNATIONAL PROCESSING CORPORATION
Class A Common Stock
Shareholders                                                  Number of Shares
- ------------                                                  ----------------
Joan Abrahamson                                                        75,000
Katherine Kane                                                        120,250
Priscilla Kane Hellweg                                                120,250
Betsy Kane-Harnett, as                                                120,250
    Trustee U/A dated 4/19/91 F/B/O Betsy Kane-Harnett
Ticia Kane                                                             82,225
Paul Kane                                                              82,225
Wendy Robbins                                                          82,225
Harold Oelbaum                                                         17,575
Nancy Oelbaum                                                          20,000
Louise Oelbaum Rubenfeld                                               10,000
Andrew Oelbaum                                                         10,000
Jennifer Oelbaum                                                       10,000
                                                                  -----------
                                                              Total:  750,000

Class B Common Stock
Shareholder                                                    Number of Shares
- -----------                                                    ----------------
James B. Stevens                                                     277,500
Michael S. Stevens                                                   251,250
Judith A. Stevens                                                     30,625
James B. Stevens, as Trustee                                          30,625
    of the Max Stevens Accumulation Trust
James B. Stevens, as Trustee                                          30,625
    of the Abigail Stevens Accumulation Trust
Deborah Brown                                                         39,375
Michael Stevens, as                                                   39,375
    Custodian for Amanda Brown-Stevens
Michael Stevens, as                                                   39,375
    Custodian for Corey
    Brown-Stevens
Mark Cowan                                                             5,625
Barry Cowan                                                            5,625
                                                                 ------------
                                                             Total:  750,000

INTERNATIONAL TRANSPORTATION SERVICE, INC.
Class A Common Stock
Shareholder                                                    Number of Shares
- -----------                                                    ----------------
Katherine Kane                                                        1.20257
Priscilla Kane Hellweg                                                1.20257
Ticia Kane                                                             .82218
Paul Kane                                                              .82218
Wendy Robbins                                                          .82218
Nancy Oelbaum                                                          .20022
Louise Oelbaum                                                         .10011
Andrew Oelbaum                                                         .10011
Joan Abrahamson                                                           .75
Betsy Kane-Harnett, as Trustee u/a dated 4/19/91                      1.20257
f/b/o Betsy Kane-Harnett
Harold Oelbaum                                                          .1752
Jennifer Oelbaum                                                       .10011
                                                                  ------------
                                                                 Total:   7.5

Class B Common Stock
Shareholder                                                    Number of Shares
- -----------                                                    ----------------
Michael S. Stevens                                                        3.75
James B. Stevens                                                          3.75
                                                                       -------
                                                                   Total:  7.5


FOOD BY-PRODUCT RECYCLING, INC.
Shareholder                                                    Number of Shares
- ------------                                                   ----------------
International Transportation
    Service, Inc.                                                       13,500
                                                                      --------
                                                               Total:   13,500

                                                                     Exhibit B

                              Certain Defined Terms


                  "Affiliate," for purposes of Section 3.1.12 hereof, shall have the meaning assigned to such term in Section 3.1.12(k) hereof.

                  "Appropriate Remediation Standard" shall have the meaning assigned to such term in Section 7.2(j) hereof.

                  "Benefit Plans" shall have the meaning assigned to such term in Section 3.1.12(a) hereof.

                  "CERCLA"  shall  have the  meaning  assigned  to such  term in
Section 3.1.9(j) hereof.

                  "CERCLIS"  shall  have the  meaning  assigned  to such term in
Section 3.1.9(j) hereof.

                  "Claims"  shall  have the  meaning  assigned  to such  term in
Section 7.1.1 hereof.

                  "Closing"  shall  have the  meaning  assigned  to such term in
Section 6.1 hereof.

                  "Closing Balance Sheet" shall have the meaning assigned to such term in Section 2.4(b) hereof.

                  "Closing Date" shall have the meaning assigned to such term in
Section 6.1 hereof.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Companies' Combined Interim Pre-Tax Earnings" shall mean the Companies' combined earnings prior to income taxes for the period from the beginning of the Companies' 1996 fiscal year to the Closing Date and after deducting any expenses incurred by the Companies or the Sellers (in accordance with Section 7.5) in connection with the transactions contemplated by this Agreement.

                  "Companies' Indebtedness" shall have the meaning assigned to such term in Section 2.3.1 hereof.

                  "Covered Property" shall mean all real property, facilities and improvements which the Companies or any of its subsidiaries, or any predecessor to the Companies, or the Acquired Business presently, or at any time on or prior to the Closing Date have, owned, leased or operated.

                  "Department"  shall have the meaning  assigned to such term in
Section 4.6 hereof.

                  "Environmental   Condition"  shall  mean:  (a)  the  presence,
Management, Release or threat of Release of Hazardous Substances (i) at, on, in, under or from any Covered Property or (ii) in connection with the Acquired Business or any business now or heretofore conducted by any of the Companies (whether or not any such Release or threat of Release is into the air, soil, ground or surface waters on or off-site) or (iii) arising from the off-site transportation, storage, treatment, recycling or disposal of Hazardous
Substances; or (b) the violation of any Environmental Law by any of the Companies or in connection with the Acquired Business or business now or heretofore conducted by any of the Companies or any Covered Property.

                  "Environmental Consultant" shall have the meaning assigned to such form in Section 7.2(b)hereof.

                  "Environmental Laws" shall mean the Federal, state or local statutes, laws (common or statutory), ordinances, codes, rules, regulations, orders, decrees, licenses, permits, consents or settlement agreements of, or issued by, any governmental authority or court, in effect as of the Closing Date, relating to the presence, Management, Release or threat of Release of any Hazardous Substance, including without limitation CERCLA, the Clean Water Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Spill Compensation and Control Act, together with any amendments, modifications or extensions thereof prior to or subsequent to the date hereof and any rules, regulations, orders, decrees, licenses or permits thereunder of, or issued by, any governmental authority or court.

                  "ERISA"  shall  have  the  meaning  assigned  to such  term in
Section 3.1.12(a) hereof.

                  "Escrow Agreement" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Financial Statements" shall have the meaning assigned to such term in Section 3.1.4(a) hereof.

                  "FTC" shall have the meaning  assigned to such term in Section
4.6 hereof.

                  "Hazardous Substance" shall mean (A) any substance designated pursuant to Section 1321(b)(2)(A) of Title 33 (the Clean Water Act), (B) any element, compound, mixture, solution, or substance designated pursuant to
Section 9602 of Title 42 (CERCLA), (C) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Solid Waste Disposal Act (42 U.S.C.A. ss. 6921) (but not including any waste the regulation of which under the Solid Waste Disposal Act (42 U.S.C.A. ss. 6901 et seq.) has been suspended by act of Congress); (D) any toxic pollutant listed under section 1317(a) of Title 33 (The Clean Water Act); (E) any hazardous air pollutant listed under Section 112 of the Clean Air Act (42 U.S.C.A. ss. 7412), and (F) any imminently hazardous chemical substance or mixture with respect to which the Administrator has taken action pursuant to Section 2606 of Title 15;
(G) petroleum products and radioactive materials; and (H) any hazardous or toxic substance, waste or material, pollutant or contaminant regulated by applicable state Environmental Laws.

                  "HSR Act"  shall  have the  meaning  assigned  to such term in
Section 3.1.2 hereof.

                  "Interim Balance Sheet" shall have the meaning assigned to such term in Section 3.1.4(a) hereof.

                  "Interim Financial Statements" shall have the meaning assigned to such term in Section 3.1.4(a) hereof.


                  "IRS" shall have the meaning assigned to such term in Section 3.1.12(f) hereof.

                  "ISRA" shall have the meaning assigned to such term in Section
3.1.2 hereof.

                  "Liens"  shall  have  the  meaning  assigned  to such  term in
Section 3.1.5 hereof.

                  "Management" or "Manage" shall have the meaning assigned to such term in Section 3.1.9(e) hereof.

                  "1995 Audited Balance Sheet" shall have the meaning assigned to such term in Section 3.1.4(a) hereof.

                  "1995 Audited Financial Statements" shall have the meaning assigned to such term in Section 3.1.4(a) hereof.

                  "On-Site Activities" shall have the meaning assigned to such term in Section 7.2 hereof.

                  "PBGC" shall have the meaning assigned to such term in Section 3.1.12(j) hereof.

                  "PCBs" shall have the meaning assigned to such term in Section 3.1.9(h) hereof.

                  "Penalties" shall mean any civil or criminal penalties (including any interest thereon), fines, levies, liens, assessments, charges, monetary sanctions or payments of any kind required to be made to any governmental authority under any Environmental Law.

                  "Purchase Price" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Release"  shall  have the  meaning  assigned  to such term in
Section 3.1.9(k) hereof.

                  "Remedial Action" shall mean the investigation, monitoring, sampling, removal, restoration, clean-up, remediation, remedial design, response or remedial work or other response action, negotiation with any governmental authorities or permit acquisition necessary to effect the foregoing, and the acquisition or installation of any property, plant, improvement, building or other structure, equipment or facility in furtherance of and necessary to effect any such activities, in connection with or relating to any Environmental Condition. Remedial action required to be undertaken by this Agreement shall be limited to action required by any third party claim, by a government authority with jurisdiction or by Environmental Law.

                  "Section 338(h)(10) Election" shall have the meaning assigned to such term in Section 2.2.1 hereof.

                  "Sellers' Bank Account" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Sellers' Representative" shall have the meaning assigned to such term in Section 2.1 hereof.

                  "Shareholders Agreements" shall mean (i) the Shareholders' Agreement dated as of December 27, 1993 among IPC and the Class A Shareholders and Class B Shareholders thereof, as amended, (ii) the Shareholders' Agreement dated as of December 27, 1993 among IPC and the Class A Shareholders thereof, as amended, (iii) the Shareholders' Agreement dated as of December 27, 1993 among IPC and the Class B Shareholders thereof, as amended, (iv) the Shareholders' Agreement dated as of December 27, 1993 among ITSI and the Class A Shareholders and the Class B Shareholders thereof, as amended, (v) the Shareholders' Agreement dated as of December 27, 1993 among ITSI and the Class A Shareholders thereof, as amended, (vi) the Shareholders' Agreement dated as of December 27, 1993 among ITSI and the Class B Shareholders thereof, as amended (vii) the Agreement dated as of August 18, 1993 by and between Midwest Bakery Recyclers, Inc. and Barry Cowan, as amended, and (viii) the Agreement dated as of August 18, 1993 by and between Midwest Bakery Recyclers, Inc. and Mark Cowan, as amended.

                  "Straddle Period Returns" shall have the meaning assigned to such term in Section 4.8.1 hereof.

                  "Tax" or "Taxes" shall mean all taxes, charges, levies or other like assessments, including without limitation all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, capital, payroll, employment, excise, stamp, property or other taxes, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority.

                  "Treasury Regulations" shall have the meaning assigned to such term in Section 2.2.1 hereof.

                            STOCK PURCHASE AGREEMENT

                          DATED AS OF AUGUST 30, 1996,

                                      AMONG

                           DARLING INTERNATIONAL INC.,

                      INTERNATIONAL PROCESSING CORPORATION,

                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                                       AND

                               THE STOCKHOLDERS OF

                      INTERNATIONAL PROCESSING CORPORATION

                                       AND

                   INTERNATIONAL TRANSPORTATION SERVICE, INC.

                                                                           Page



                           TABLE OF CONTENTS

                                                                           Page

1.  Sale and Purchase of Shares............................................... 1

2.  Purchase Price and Purchase Price Allocations; IRC Codess.338(h)(10);
    Payment of Certain Obligations; Companies' Interim Pre-Tax Earnings....... 2
    2.1   Purchase Price.....................................................  2
    2.2   Codess.338(h)(10) Election; Allocation of Purchase Price.............2
    2.3   Companies' Indebtedness............................................  2
    2.4   Distributions of the Companies' Combined Interim Pre-Tax Earnings;
            Closing Balance Sheet............................................  3

3.  Representations and Warranties............................................ 4
    3.1   Representations and Warranties of the Companies and the Sellers..... 4
          3.1.1  Organization and Good Standing.............................   4
          3.1.2  Consents, Authorizations, Binding Effect,   Etc.............  5
          3.1.3  Minute Books................................................  6
          3.1.4  Financial Statements and Financial
                     Condition...............................................  6
          3.1.5  Title and Condition of Assets...............................  7
          3.1.6  Inventories.................................................  9
          3.1.7  Receivables...............................................    9
          3.1.8  Insurance...................................................  9
          3.1.9  Litigation and Compliance; Environmental
                     Matters................................................ 10
          3.1.10  Taxes................................................... . 14
          3.1.11  Intangible Assets........................................  15
          3.1.12  Employee Benefits......................................... 16
          3.1.13  Labor Relations........................................... 18
          3.1.14  Contracts, Etc............................................ 19
          3.1.15  Customers and Suppliers................................... 21
          3.1.16  Absence of Certain Changes, Etc..........................  21
          3.1.17  Subsidiaries, Etc......................................... 23
          3.1.18  Title to the Shares; Capitalization
                      of the Companies...................................... 23
          3.1.19  Other Information; Buyer's Investigation.................. 24
          3.1.20. "To the Best Knowledge of the Sellers".................... 24
    3.2  Representations and Warranties of the Buyer........................ 25
          3.2.1  Organization and Good Standing............................. 25
          3.2.2  Consents, Authorizations and Binding
                        Effect...............................................25

4. Certain Covenants........................................................ 26
   4.1.  Access to Records and Properties of the
             Companies....................................................... 26
   4.2  Operation of the Companies, Etc...................................... 26
   4.3  Consents and Notices................................................. 27
   4.4  Competing Transactions............................................... 27
   4.5  Best Efforts to Satisfy Conditions..................................  27
   4.6  Antitrust Law Compliance............................................. 28
   4.7  Non-Competition; Confidentiality; Disclosure of Information, Etc..... 28
   4.8  Covenants Regarding Taxation......................................... 30
         4.8.1  Returns and Payments......................................... 30
         4.8.2  Indemnification.............................................. 31
         4.8.3  Cooperation.................................................  31
   4.9  ISRA Compliance...................................................... 31
   4.10  Certain Environmental Matters....................................... 31
   4.11  Certain Insurance Matters..........................................  32

5. Conditions of Closing..................................................... 33
    5.1 Conditions of Obligations of the Buyer.............................   33
         5.1.1  Representations and Warranties;
                     Performance of Obligations.............................. 33
         5.1.3  Opinion of Counsel to the Sellers ........................... 34
         5.1.4  Financial Statements......................................... 34
         5.1.5  No Adverse Change............................................ 34
         5.1.6  Escrow Agreement............................................. 34
         5.1.7  Employment Agreements........................................ 34
         5.1.8  ISRA Non-Applicability......................................  34
         5.1.9  Resignations................................................. 35
         5.1.10  Other Matters............................................... 35
   5.2  Conditions of Obligations of the Sellers............................. 35
         5.2.1  Representations and Warranties;
                     Performance of Obligations............................. 35
         5.2.2  Opinion of Counsel to the Buyer............................  35
         5.2.3  Closing Purchase Price.....................................  35
         5.2.4  Other Matters..............................................  35
   5.3  Conditions of Obligations of the Buyer and the Sellers.............. 36
         5.3.1  HSR Act....................................................  36
         5.3.2  No Injunctions, Restraints or Litigation.................... 36

6. Closing....................................................................36
   6.1  Closing Date..........................................................36
   6.2  Cut-Off Date..........................................................36
   6.3  Effect of Termination.................................................37

7. Miscellaneous............................................................. 37
   7.1  Indemnification Generally............................................ 37
   7.2  Environmental Remedial Action Procedures............................. 40
   7.3  Further Actions...................................................... 43
   7.4  Broker's Fees.........................................................43
   7.5  Expenses..............................................................43
   7.6  Entire Agreement..................................................... 43
   7.7  Descriptive Headings..................................................44
   7.8  Notices.............................................................. 44
   7.9  Governing Law........................................................ 45
   7.10  Remedies............................................................ 45
   7.11  Appointment of the Sellers' Representatives;
            Enforcement of Rights, Benefits and Remedies..................... 45
   7.12  Termination of Shareholders Agreements
            and Rights to Purchase the Shares................................ 48
   7.13  Waivers and Amendments.............................................. 48
   7.14  Third Party Rights.................................................. 48
   7.15  Illegalities........................................................ 48
   7.16  Exhibits............................................................ 49


EXHIBIT A                       List of Shareholders and Shares Owned
EXHIBIT B                       Defined Terms
EXHIBIT C                       Form of Escrow Agreement
EXHIBIT D                       Allocation of Purchase Price
EXHIBIT E                       Companies' Indebtedness
EXHIBIT F                       Form of Opinion of Counsel to the Sellers
EXHIBIT G                       Employment Agreement of James B. Stevens
EXHIBIT H                       Employment Agreement of Michael S. Stevens
EXHIBIT I                       Form of Opinion of Counsel to the Buyer

SCHEDULE 3.1.2    Consents, Authorizations, Binding Effect, Etc.
SCHEDULE 3.1.4    Financial Statements and Financial Condition
SCHEDULE 3.1.5    Title and Condition of Assets
SCHEDULE 3.1.7    Receivables
SCHEDULE 3.1.8    Insurance
SCHEDULE 3.1.9    Litigation and Compliance, Environmental Matters
SCHEDULE 3.1.11   Intellectual Property
SCHEDULE 3.1.12   Benefits
SCHEDULE 3.1.13   Labor Relations
SCHEDULE 3.1.14   Contracts
SCHEDULE 3.1.15   Customers and Suppliers
SCHEDULE 3.1.16   Absence of Certain Changes
SCHEDULE 4.2.4    Non-competition, Consulting and Services Agreements
SCHEDULE 4.7.1    Certain Entities
SCHEDULE 4.10     Certain Environmental Matters

All of the Exhibits and Schedules to the Stock Purchase Agreement, identified below, have been omitted. The Registrant will furnish supplementally a copy of any such Exhibit or Schedule to the Securities and Exchange Commission upon request.


EXHIBIT A                  List of Shareholders and Shares Owned
EXHIBIT B                  Defined Terms
EXHIBIT C                  Form of Escrow Agreement
EXHIBIT D                  Allocation of Purchase Price
EXHIBIT E                  Companies' Indebtedness
EXHIBIT F                  Form of Opinion of Counsel to the Sellers
EXHIBIT G                  Employment Agreement of James B. Stevens
EXHIBIT H                  Employment Agreement of Michael S. Stevens
EXHIBIT I                  Form of Opinion of Counsel to the Buyer

SCHEDULE 3.1.2             Consents, Authorizations, Binding Effect, Etc.
SCHEDULE 3.1.4             Financial Statements and Financial Condition
SCHEDULE 3.1.5             Title and Condition of Assets
SCHEDULE 3.1.7             Receivables
SCHEDULE 3.1.8             Insurance
SCHEDULE 3.1.9             Litigation and Compliance, Environmental Matters
SCHEDULE 3.1.11   Intellectual Property
SCHEDULE 3.1.12   Benefits
SCHEDULE 3.1.13   Labor Relations
SCHEDULE 3.1.14   Contracts
SCHEDULE 3.1.15   Customers and Suppliers
SCHEDULE 3.1.16   Absence of Certain Changes
SCHEDULE 4.2.4             Non-competition, Consulting and Services Agreements
SCHEDULE 4.7.1             Certain Entities
SCHEDULE 4.10              Certain Environmental Matters




*        The   non-competition   covenants   contained  in  this  Agreement  are
         independent of any non-competition covenants that are included in employment or consulting agreements with any of the Sellers.